      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 15, 2003

                         REGISTRATION STATEMENT NO. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               (Amendment No. ___)

                                VOICE DIARY INC.
                 (Name of small business issuer in its charter)


               Delaware                              5731-9902                             72-1629948
               --------                              ----------                            ----------
       (State or jurisdiction of            (Primary Standard Industrial        (I.R.S. Employer Identification
    incorporation or organization)          Classification Code Number)                   Code Number)

                                200 Robbins Lane
                                Jericho, NY 11753
                                 (516) 939-0400
                                -----------------
          (Address and telephone number of principal executive offices)

                                200 Robbins Lane
                                Jericho, NY 11753
                                 (516) 939-0400
                                -----------------

(Address of principal place of business or intended principal place of business)

                             Arie Hinkis, President
                                200 Robbins Lane
                                Jericho, NY 11753
                                 (516) 939-0400
                                -----------------
            (Name, address and telephone number of agent for service)

                                   Copies to:
                                   ----------
                             Shustak Jalil & Heller
                               545 Madison Avenue
                               New York, NY 10022
                                 (212) 688-5900
                                -----------------

          (name, address, and telephone of Voice Diary's legal counsel)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                      PROPOSED            PROPOSED
                                                       MAXIMUM             MAXIMUM
  TITLE OF SHARES TO BE           AMOUNT TO BE      OFFERING PRICE    AGGREGATE OFFERING       AMOUNT OF
        REGISTERED                 REGISTERED        PER SHARE (1)          PRICE           REGISTRATION FEE
---------------------------     ----------------- ------------------- --------------------- -------------------
Class A Common stock, par
value $.01 per share to
be sold by us                           2,400,000             $1.25              $3,000,000            $242.70
--------------------------------------------------------------------------------------------------------------
Class A  Common  stock,  par
value  $.01  per  share  to be
issued  by us upon
conversion of 2,400 outstanding
Class B Common Stock (2)                1,618,885                --                      --                 --
--------------------------------------------------------------------------------------------------------------
Class A Common stock, par value
$.01 per share to be issued by
us upon exercise of options
to be offered to employees and
suppliers under a stock
option plan (3)                          1,000,000               --                      --                 --
--------------------------------------------------------------------------------------------------------------
Sub Total                               5,018,885
--------------------------------------------------------------------------------------------------------------
Class A Common stock, to
be sold by certain
selling stockholders                    2,726,470             $1.25            $3,408,087.50           $275.71
--------------------------------------------------------------------------------------------------------------
TOTALS                                  7,745,355                              $6,408,087.25           $518.41
--------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee under the Securities Act.

(2) No conversion price applies when Class B Common Stock is converted to Class A Common Stock.

(3) The exercise price of the options is not determined yet as no allocation of options was made.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                    SUBJECT TO COMPLETION, DATED May 15, 2003

                                                          PRELIMINARY PROSPECTUS

                                VOICE DIARY INC.
          2,400,000 SHARES OF CLASS A COMMON STOCK TO BE OFFERED BY US 2,726,470 SHARES OF CLASS A COMMON STOCK TO BE OFFERED BY SELLING STOCKHOLDERS
                                 $1.25 PER SHARE

            1,618,885 SHARES OF CLASS A COMMON STOCK TO BE ISSUED BY
                    US UPON CONVERSION OF 2,400 OUTSTANDING
                              CLASS B COMMON STOCK
                           1,000,000 SHARES OF CLASS
   A COMMON STOCK TO BE ISSUED BY US UPON EXERCISE OF OPTIONS TO BE OFFERED TO
                EMPLOYEES AND SUPPLIERS UNDER A STOCK OPTION PLAN

     We are offering these shares through our officers and directors without the use of a professional underwriter. We will not pay commissions on stock sales. The offering is made on a best efforts basis. We may however enlist the services of an underwriter and may pay commission on sales of up to 10%. We will not receive proceeds from the sale of any of the shares of common stock being offered by our selling stockholders.

     There is no trading market for our common stock. Management determined the offering price of the common stock to be registered by this prospectus. The offering price may not reflect the market price of our shares after the offering. If a market were to develop, it would most likely be on the NASDAQ OTCBB or the "pink sheets." Our common stock would not satisfy the listing criteria of any national securities exchange or the NASDAQ listings.

                          -----------------------------
            INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" STARTING ON PAGE 8.
                         ------------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


-------------------------------------------------------------------------------------------------------------------
                              PRICE TO PUBLIC       UNDERWRITING          PROCEEDS TO        PROCEEDS TO SELLING
                                                    DISCOUNTS AND         COMPANY (1)         STOCKHOLDERS (2)
                                                     COMMISSIONS
-------------------------------------------------------------------------------------------------------------------
Common stock per share             $1.25                $0.00             $3,000,000            $3,408,087.50
-------------------------------------------------------------------------------------------------------------------
Total                              $1.25                $0.00             $3,000,000            $3,408,087.50
-------------------------------------------------------------------------------------------------------------------


(1) Before deductions for offering costs, including printing, filing, legal, accounting and transfer fees estimated at $64,000.00.

(2) Proceeds to be obtained by the selling stockholders will not inure to our benefit. Selling stockholders will be responsible for any related commissions, taxes, attorney's fees and related charges in connection with the offer and sale of the Shares. The selling stockholders may sell their common stock through one or more brokers/dealers, and such brokers/dealers may receive compensation in the form of commissions.

               The date of this Prospectus is ______________, 2003

                TABLE OF CONTENTS (to be revised for final draft)


Item 1.  Front of Registration Statement and Outside Front Cover of Prospectus. ......................... 1
Item 2.  Inside Front and Outside Back Cover Pages of Prospectus........................................  3
Item 3.  Summary Information and risk factors ..........................................................  5
Item 4.   Use of Proceeds...............................................................................  11
Item 5.   Determination of Offering Price...............................................................  11
Item 6.   Dilution....................................................................................... 12
Item 7.   Selling Security Holders....................................................................... 12
Item 8.   Plan of Distribution........................................................................... 13
Item 9.   Legal Proceedings.............................................................................. 14
Item 10.  Directors, Executive Officers, Promoters and Control Persons..................................  14
Item 11.  Security Ownership of Certain Beneficial Owners and Management................................  15
Item 12.  Description of Securities...................................................................... 16
Item 13.  Interest of Named Experts and Counsel.......................................................... 17
Item 14.  Disclosure of Commission Position of Indemnification for Securities Act Liabilities............ 17
Item 15.  Organization Within Last Five Years............................................................ 18
Item 16.  Description of Business........................................................................ 18
Item 17.  Management's Discussion and Plan of Operation.................................................. 27
Item 18.  Description of Property........................................................................ 33
Item 19.  Certain Relationships and Related Transactions................................................. 33
Item 20.  Market for Common Equity and Related Stockholder Matters....................................... 34
Item 21.  Executive Compensation......................................................................... 34
Item 22.  Financial Statements........................................................................... 35
Item 23.  Changes In and Disagreements With Accountants on Accounting and Financial Disclosure........... 35

PART II:  INFORMATION NOT REQUIRED IN PROSPECTUS......................................................... 36
Item 24.  Indemnification of Directors and Officers...................................................... 36
Item 25.  Other Expenses of Issuance and Distribution.................................................... 36
Item 26.  Recent Sales of Unregistered Securities........................................................ 36
Item 27.  Exhibits....................................................................................... 37
Item 28.  Undertakings................................................................................... 38

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. IN THE EVENT THERE HAVE BEEN ANY MATERIAL CHANGES IN OUR AFFAIRS, A POST-EFFECTIVE AMENDMENT WILL BE FILED. WE RESERVE THE RIGHT TO REJECT ANY ORDER, IN WHOLE OR IN PART, FOR THE PURCHASE OF ANY OF THE SHARES OFFERED.

     UNTIL 90 DAYS AFTER THE FIRST DATE OF SALE TO THE PUBLIC, ALL DEALERS EFFECTING TRANSACTIONS IN THE SHARES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                               PROSPECTUS SUMMARY

     YOU SHOULD READ THE FOLLOWING SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION ABOUT US AND OUR FINANCIAL STATEMENTS AND THE NOTES TO THOSE STATEMENTS INCLUDED ELSEWHERE IN THIS PROSPECTUS.

                                VOICE DIARY INC.

     We were incorporated in Delaware on February 26, 2002. Between June 2002 and January 2003, we acquired approximately 99% of the outstanding shares of Voice Diary Ltd., an Israeli corporation ("VDL"), through a purchase of shares from the former controlling stockholder of VDL and an exchange of shares of Voice Diary Inc. with former stockholders of VDL. VDL began operations in October 1993 and has been in the development stage. (Unless otherwise indicated, references to us include VDL.)

     We are developing and marketing a line of personal digital assistants ("PDAs") which have a voice user interface and provide to the user a full range of personal information management applications, including a talking diary, telephone book, daily pad and other features. The voice user interface was designed to enable the visually impaired to use PDA technology by removing obstacles to use inherent in conventional display-based products. Our latest model is called the IMP and it was released in December 2001.

     Our principal executive offices are located at 200 Robbins Lane, Jericho, New York 11753. Our telephone number is (516) 939-0400.


                                  THE OFFERING

Common stock* offered by us.................................... 5,018,885 shares

(Includes 2,400,000 shares to be offered to the public, 1,000,000 shares to be offered to employees and suppliers under a stock option plan and the registration of 1,618,885 shares of Class A Common Stock to be issued upon conversion of the Class B Common Stock.)

Common stock* offered by selling stockholders...................2,726,470 shares

Common Stock* outstanding
         Before the offering
                   Class A Common Stock ........................2,726,470 shares
                   Class B Common Stock ............................2,400 shares
         After the offering
                   Class A Common Stock ........................7,745,355 shares
                   Class B Common Stock ............................2,400 shares

Estimated net proceeds to the Company ................................$2,936,000


* All references throughout this registration statement to "Common Stock" refer to our Class A Common Stock, unless otherwise noted as Class B Common Stock.

                                           USE OF PROCEEDS

GROSS OFFERING .................................  $   3,000,000
  SEC Registration Fee .........................            518
  Filing Expense ...............................          2,500
  Legal & Consulting Fees ......................         15,000
  Accounting Fees ..............................         25,000
  Blue Sky Fees ................................          7,500
  Printing .....................................          1,000
  Transfer Agent ...............................          3,000
  Miscellaneous ................................          9,482

LESS OFFERING EXPENSE TOTAL ....................  $      64,000

NET PROCEEDS ...................................  $   2,936,000

PLANNED USES:
R&D and Engineering Expenses ...................  $     900,000
Product design, patents, trademarks, etc .......  $     300,000
Marketing and Sales Expenses ...................  $     750,000
General and Administrative Expenses ............  $     300,000
Debt payments for subsidiary ...................  $     300,000
Working Capital ................................  $     386,000

TOTAL PROCEEDS FOR PLANNED USES AND
WORKING CAPITAL ................................  $   2,936,000

Proposed NASDAQ OTC BB Symbol "VDIL".

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

     The table below contains summary historical financial data. The historical financial data for the year ended December 31, 2002 was derived from our audited financial statements appearing elsewhere in this prospectus and should be read in conjunction with those financial statements and the notes to those statements.

CONSOLIDATED STATEMENT OF OPERATIONS DATA:

                                                   YEAR ENDED DECEMBER 31, 2001      YEAR ENDED DECEMBER 31, 2002
                                                   ----------------------------      ----------------------------
Statement of Operations Data:
  Revenues                                          $  109,963                            $   34,002
   Cost of Revenues                                 $   81,036                            $   59,409
   Research and Development Expenses                $  174,116                            $  142,581
   Marketing, General and Administrative Expenses   $   86,978                            $  329,136
  Net Loss                                          $  231,087                            $  609,511

CONSOLIDATED BALANCE SHEET DATA:


Balance Sheet Data                                                                     AS ADJUSTED (1)
                                                                                      ---------------
  Working Capital  (deficit)                        $ (606,875)        $ (454,757)(2)     $2,581,243
  Total Assets                                      $  224,742         $   63,925         $2,999,925
Shareholders' equity (defiency)                     $ (705,475)        $ (477,271)(2)     $2,558,729


(1) As adjusted to give effect to the sale of 2,400,000 shares of common stock offered hereby for $2,936,000 after deducting the estimated offering expenses.

(2) Includes an amount of $100,000 paid in capital for share issuance on May 9, 2003 allocated to two individuals who own a company that has previously provided bridge financing to us, as discussed in Item 26.

                                  RISK FACTORS

     You should carefully consider the risks described below in addition to the other information in this prospectus before making an investment decision. Investment in the securities offered here involve certain risks and is suitable only for investors who can afford a complete loss of their investment.

YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

     As of the date of this registration statement, there is no public market for our common stock. There can be no assurance that a meaningful trading market will develop. We make no representation about the value of our common stock.

     Following this offering, the market price for our common stock may be volatile depending on various factors, including the general economy, stock market conditions, announcements by us or our competitors, fluctuations in our operating results or for undeterminable reasons. There can be no assurance that an active trading market will develop after the offering or, if developed, that it will be sustained and you may lose all or part of your investment.

WE ARBITRARILY SET THE OFFERING PRICE OF THE COMMON STOCK IN THIS OFFERING.

     We arbitrarily set the offering price of the shares in this offering. The price bears no relation to our book value, net worth, assets or any other financial criteria. In no event should the offering price be regarded as an indicator of any future market price of our securities. You may lose all or part of your investment if the offering price is higher than the future market price of our shares.

THERE IS A SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN DUE TO RECURRING LOSSES AND WORKING CAPITAL SHORTAGES.

     The report of our independent auditors on our December 31, 2002 financial statements included an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern due to recurring losses and working capital shortages. Our ability to continue as a going concern will be determined by our ability to obtain additional funding.

WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE OBTAIN ADDITIONAL FUNDING.

     At present, we have sufficient capital to continue operations for one month. We require $100,000 to sustain our operations until September 2003. To date, we have relied heavily on external financing to fund our operations. External financing will be required to cover the costs of this offering, Our operating expenses and future expansion. We cannot assure you that financing whether from external sources or related parties will be available if needed or on favorable terms. The sale of our common stock to raise capital may cause dilution to our existing shareholders. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price.

EVEN IF WE SUCCEED IN RAISING OPERATING CAPITAL, WE HAVE NO ASSURANCE THAT OUR RESEARCH AND DEVELOPMENT EFFORTS WILL YIELD VIABLE NEW PRODUCTS.

     Some other company, possibly with greater financial resources than us, could market a product that would render next models in our line of PDAs obsolete. We cannot be assured that our research and development efforts will result in the development of products on timely basis or at all. Any failures in our research and development could result in significant delays in product development and have a material adverse effect on us.

THREE OF OUR CURRENT SHAREHOLDERS WILL CONTINUE TO CONTROL THE MAJORITY OF THE OUTSTANDING SHARES OF THE COMPANY AFTER THIS OFFERING.

     Upon completion of the offering, three of our current shareholders will control over 50% of our outstanding common stock. The current shareholders will continue to control our policies and affairs and all corporate actions requiring shareholder approval, including election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control of the company.

ONE OF OUR DIRECTORS FUNCTIONS AS OUR PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY.

     Arie Hinkis is the sole officer of our company. As we grow, we anticipate adding outside directors and additional full-time employees. However, daily control of the company is currently vested in a single individual, and consequently the company's internal control lacks the customary system of checks and balances.

LOSS OF ARIE HINKIS COULD ADVERSELY AFFECT OUR BUSINESS.

     Our future success depends on the skills, experience and efforts of Arie Hinkis, our director President, Chief Financial Officer and Secretary. The loss of Mr. Hinkis' services could have a material adverse impact on our business, operating results and financial condition. Our business operations are significantly dependent upon the abilities and continued participation of Mr. Hinkis. There can be no assurance that we would be able to locate or employ qualified personnel to replace Mr. Hinkis, should his services be discontinued.

WE MAY BE UNABLE TO HIRE AND RETAIN SKILLED PERSONNEL WE NEED TO SUCCEED.

     Qualified personnel are in great demand throughout the software industry. Our success depends in large part upon our ability to attract, train and retain highly skilled employees, particularly marketing personnel, software engineers and other senior personnel. Our failure to attract and retain the highly-trained technical personnel that are integral to our product development, professional services and support teams may limit the rate at which we can develop new products or product enhancements.

CLASS A STOCKHOLDERS WILL EXPERIENCE DILUTION UPON THE CONVERSION OF THE OUTSTANDING CLASS B SHARES.

     Presently, there are 2,400 shares of Class B common stock outstanding which are convertible into 24% of the outstanding Class A common stock at the time of conversion. Conversion of all the Class B Common Stock at once will be to such amount of Class A Common Stock that represents 24% of the Class A Common Stock after the conversion. This means that the conversion of the full amount of the Class B Common Stock will dilute by 24% the Class A Common Stock.

FUTURE SALES BY EXISTING STOCKHOLDERS COULD DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

     If any of our three main stockholders sell a large number of our common stock, the market price of the common stock could decline significantly. These sales could make it more difficult for us to raise funds through equity offerings in the future at a time and price that we think is appropriate.
Further, the perception in the public market that our existing stockholders might sell share of common stock could depress the market price of the common stock. Immediately after this offering, 5,126,470 shares of Class A common stock will be outstanding. Of these shares, 2,726,470 shares presently held by our shareholders will be available for resale in the public market without restriction immediately following this offering.

OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY.

     Prior to this offering, there was no public market for our common stock and there can be no assurance that an active trading market for our common stock will develop. As a result, this could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

WE WILL NOT PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

     We have never declared or paid any cash dividends on our common stock. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Any future determination to pay dividends will be at the discretion of the board of directors and will be dependent upon then existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the board of directors considers relevant.

ANY ACQUISITIONS THAT WE UNDERTAKE COULD BE DIFFICULT TO INTEGRATE, DISRUPT OUR BUSINESS, DILUTE STOCKHOLDER VALUE AND HARM OUR OPERATING RESULTS.

     If appropriate opportunities arise, we may acquire or make investments in complementary businesses, technologies, services or products. The process of integrating any acquired business, technology, service or product into our business and operations may result in unforeseen operating difficulties and expenditures. Integration of an acquired company also may consume significant management resources that would otherwise be employed in the ongoing development of our business. In addition, we may not realize the anticipated benefits of any acquisition. We may be unable to successfully identify, negotiate or finance future acquisitions or integrate any acquisitions with our current business. Future acquisitions could result in potentially dilutive issuances of equity securities or the incurrence of debt, contingent liabilities or amortization expenses related to goodwill and other intangible assets, any of which could harm our business and financial results.

PENNY STOCKS ARE SUBJECT TO SPECIFIC REGULATIONS AND CAVEATS.

     We are not listed on any stock exchange at this time. If we become listed, our stock may be deemed to be a "penny stock" which are subject to various regulations involving certain disclosures to be given to you prior to the purchase of any penny stock. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the entire loss of your investment. Penny stocks are low price securities that do not have a very high trading volume. Because of this, the price is likely to be volatile and you may not be able to buy or sell the shares when you want.

WE MAY BE EXPOSED TO INTERNATIONAL BUSINESS AND CURRENCY FLUCTUATIONS.

     We are dependent on international sales for our revenue and, as a result, we face the risks of international business and associated currency fluctuations, which could adversely affect our operating results. These risks include potential regulation of our technology by foreign governments, general geopolitical risks associated with political and economic instability, changes in diplomatic and trade relationships, and foreign laws affecting our industry generally. Our risks of doing business abroad also include our ability to develop and maintain distribution relationships on favorable terms. To the extent we are unable to favorably develop and maintain distribution agreements or make alternative arrangements, any future revenue may be decreased from our international operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains  forward-looking  statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21C of the Securities Exchange Act of 1934, including statements concerning our possible or assumed future results of operations and those preceded by, followed by or that include the words "may," "will," "should," "could," "expects," "plans," "anticipates," "believes,"

"estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable terminology. Investors should understand that the factors such as the risk factors discussed in this section, material changes in economic conditions in the markets we serve; competition from others; and other risks and uncertainties described throughout this prospectus, could affect our future results and could cause actual results to differ materially from those expressed in such forward-looking statements.

ITEM 4.  USE OF PROCEEDS.

     The net proceeds from the sale of the 2,400,000 shares of Class A common stock offered by us at the price of $1.25 are estimated to be $2,936,000 after deducting our legal, accounting and transfer agent expenses and filing fees, which are estimated to be $64,000.00.

PROCEEDS

Gross proceeds                                          $3,000,000.00
Estimated accounting, legal and                             64,000.00
associated expenses of offering
Net proceeds                                            $2,936,000.00

     The use of the proceeds from this offering is to develop, manufacture and market a line of cellular PDAs for niche markets. The following table presents the how the proceeds from the present offering will be allocated to the main expense budget items.

--------------------------------------------------------------------------------------------------
R&D and Engineering Expenses                         30% of proceeds
--------------------------------------------------------------------------------------------------
Products design, patents, trademarks, etc.           10% of proceeds
--------------------------------------------------------------------------------------------------
Marketing and Sales Expenses                         25% of proceeds
--------------------------------------------------------------------------------------------------
General and Administrative Expenses                  10% of proceeds
--------------------------------------------------------------------------------------------------
Debt payments for subsidiary (1)                     10% of proceeds but not more than $300,000
--------------------------------------------------------------------------------------------------
Working Capital                                      All unallocated proceeds
--------------------------------------------------------------------------------------------------

(1) Debt payments for subsidiary are related to debts incurred by the subsidiary before it was purchased by us. For information on debt to banks and related interest see the financial reports. See also the "Quantitative and Qualitative Disclosures About Market Risk" section of the Management Discussion regarding our plan to meet our debts.

     The following are examples as to how the proceeds from this offering will be divided among the budgetary items, under different scenarios as to the amount raised. The offering is made on a best efforts basis.

----------------------------------------------------------------------------------------------------------
                             Amount Raised $:       3,000,000      2,000,000       1,000,000      500,000
----------------------------------------------------------------------------------------------------------
Offering Expenses                                      64,000         64,000          64,000       64,000
----------------------------------------------------------------------------------------------------------
R&D and Engineering Expenses                          900,000        600,000         300,000      150,000
----------------------------------------------------------------------------------------------------------
Products design, patents, trade marks, etc.           300,000        200,000         100,000       50,000
----------------------------------------------------------------------------------------------------------
Marketing and Sales Expenses                          750,000        500,000         250,000      125,000
----------------------------------------------------------------------------------------------------------
General and Administrative Expenses                   300,000        200,000         100,000       50,000
----------------------------------------------------------------------------------------------------------
Debt payments for subsidiary                          300,000        200,000         100,000       50,000
----------------------------------------------------------------------------------------------------------
Working Capital                                       386,000        236,000          86,000       11,000
----------------------------------------------------------------------------------------------------------

     The proceeds from the sale of the 2,726,470 shares of Class A common stock by the selling stockholders will go directly to them. None of those proceeds will be available to us.

ITEM 5. DETERMINATION OF OFFERING PRICE.

     We considered the total $2.7 million in investments and research and development grants received from inception to date. The price, however, has no relation to our book value, net worth, assets or other financial criteria and cannot be considered as indicative of the future market price of our securities.

     The selling stockholders may sell all or part of their shares at prices related to the prevailing market prices of our common stock at the time. The price per share is likely to be based on the bid price for our common stock on the dates of specific sales, unless shares are sold in private transactions. Consequently, we currently cannot make a determination of the price.

Item 6. Dilution.
                                 DILUTION TABLE
                    ("Shares" refer to Class A Common Stock)

                                                Money Received For Shares               Net Tangible Book Value Per
   Number of Shares Before Offering                  Before Offering                       Share Before Offering
   --------------------------------                  ---------------                       ---------------------
               2,726,470                               $2,148,593                                 -$0.105



                                                                                                 Pro-Forma
  Total Number of Shares After                  Total Amount of Money                     Net Tangible Book Value
           Offering                             Received For Shares(1)                    Per Share After Offering
  ----------------------------                  ----------------------                    ------------------------
               7,745,355                               $2,936,000                                 $0.379


                                                   Pro-Forma Increase
            Public Offering                      Per Share Attributed To            Pro Forma Dilution to Public After
            Price Per Share                       Shares Offered Hereby                  Offering (Your Dilution)
            ---------------                       ---------------------             ----------------------------------
                 $1.25                                   $0.484                                   $0.871


(1) Net of offering costs.



ITEM 7. SELLING SECURITY HOLDERS.

     The following table sets forth (i) the number of outstanding shares beneficially owned by the selling stockholders prior to the offering; (ii) the aggregate number of shares offered by each such stockholder pursuant to this prospectus; and (iii) the amount and the percentage of the class to be owned by such security holder after the offering is complete.


--------------------------------------------------------------------------------------------------------------------
                                                                                                 PERCENTAGE OF
NAME OF BENEFICIAL OWNER OF        NUMBER OF SHARES                        NUMBER OF SHARES      BENEFICIALLY
CLASS A COMMON STOCK SHARES        BENEFICIALLY OWNED    NUMBER OF         BENEFICIALLY OWNED    OWNED AFTER THE
OFFERED *                          BEFORE THE OFFERING   SHARES OFFERED    AFTER THE OFFERING    OFFERING
--------------------------------------------------------------------------------------------------------------------
Arie Hinkis (1)                               1,416,518            61,921       1,618,885                24
--------------------------------------------------------------------------------------------------------------------
Seed Money Holding (Voice Diary)                421,607           421,607          None                  0
LP (2)
--------------------------------------------------------------------------------------------------------------------
Voice Diary Options, LP (3)                      72,000            72,000          None                  0
--------------------------------------------------------------------------------------------------------------------
Robogroup T.E.K. Ltd. (4)                       126,154           126,154          None                  0
--------------------------------------------------------------------------------------------------------------------
Gabriel Sharir (5)                               25,181            25,181          None                  0
--------------------------------------------------------------------------------------------------------------------
Nathan Tarter (6)                             1,346,405         1,346,405          None                  0
--------------------------------------------------------------------------------------------------------------------
Ofer Yonach (7)                                 673,202           673,202          None                  0
                                                                  -------
--------------------------------------------------------------------------------------------------------------------
Total                                                           2,726,470
--------------------------------------------------------------------------------------------------------------------

(1) The "before offering" column includes 61,921 shares owned by Mr. Hinkis, 421,607 shares of Class A Common Stock owned by Seed Money Holding (Voice Diary) LP ("SMH"), of which Mr. Hinkis is the sole general partner, and 72,000 shares of Class A Common Stock owned by Voice Diary Options LP ("VDO"), of which Mr. Hinkis is the sole general partner, (the limited partners of SMH and VDO were stockholders of VDL who transferred their shares in VDL to SMH and VDO which in turn exchanged the VDL shares for shares in us), and an aggregate of 860,990 shares of Class A Common Stock which may be issued to Mr. Hinkis upon conversion of an aggregate of 2,400 shares of Class B Common Stock owned by Mr. Hinkis. Share holdings for Mr. Hinkis in the "after offering" column above includes the updated amount of 1,618,885 Class A Common Stock which may be issued to Mr. Hinkis upon conversion of his Class B Common Stock after the offered shares are sold.
(2) Mr. Hinkis is the general partner of SMH and is entitled to receive 2% of any SMH cash distributions to its limited partners.
(3) Mr. Hinkis is the general partner of VDO and is entitled to receive 2% of any VDO cash distributions to its limited partners.
(4) Mr. Hinkis was a director of Robogroup T.E.K. Ltd. until January 2000. Until October 2000, Rafael Aravot, Robogroup's chief executive officer, was a director of VDL. Robogroup T.E.K Ltd. is traded on NASDAQ and TASE (Tel Aviv Stock Exchange) under the symbol ROBO.
(5)  Mr. Sharir is the chief operations officer of VDL.
(6) Mr. Tarter is the chief executive officer and a director of Nir Or Israel Ltd. that provided us with bridge loans since July 2002. See the discussion of Liquidity under Item 17. Mr. Tarter is a director of the Company.
(7) Mr. Ofer Yonach is a limited partner of SMH and is entitled to 7.92% of the SMH sale of our shares. He is a director and was chief financial officer of Nir Or Israel Ltd.
(8) Mr. Hinkis is, since September 2002, VP Finance, Human Resources and Business Development of Nir Or Israel Ltd. Since January 2003 Mr. Hinkis' salary has been paid directly by Nir Or. Before that, payments for Mr. Hinkis services were made to VDL.

*All stockholder's addresses are care of Voice Diary: 200 Robbins Lane, PO Box 30, Jericho, New York 11753.

     We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders may not sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangement or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of this offering.

     We intend to seek qualification or advise the selling stockholders of the availability of an exemption from qualification for sale of the shares in those states that the shares will be offered. That qualification or exemption is necessary to resell the shares in the public market and only if the shares are qualified for sale or are exempt from qualification in the states in which the selling stockholders or proposed purchaser resides. If no exemptions are available, there are no assurances that the states in which we will seek qualification will approve of the share re-sales.


ITEM 8. PLAN OF DISTRIBUTION.

     We are offering the right to subscribe for 5,018,885 shares, including 2,400,000 shares to be offered to the public at $1.25 per share by us, 1,000,000 shares to be offered to employees and suppliers under a stock option plan and the registration of 1,618,885 shares of Class A Common Stock to be issued upon conversion of the Class B Common Stock, and 2,726,470 shares at $1.25 being sold by selling stockholders. There is no minimum dollar amount that must be sold and your funds will be immediately used by us. Therefore, once your funds are accepted by us, they will not be returned to you. No compensation is to be paid by any person for the offer and sale of the shares.

     As of the date of this prospectus, we have not retained a broker/dealer for the sale of our securities. In the event we retain a broker/dealer who may be deemed an underwriter, we will file an amendment to this registration statement.

     The selling stockholders will pay all commissions, transfer fees, and other expenses associated with the sale of securities by them. The Shares offered hereby are being registered by us, and we paid the expenses of the preparation of this prospectus. We have not made any underwriting arrangements with respect to the sale of shares offered hereby. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. In addition, any shares that qualify for sale pursuant to Rule 144 of the Securities Act of 1933, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.


ITEM 9. LEGAL PROCEEDINGS.

     As of date of this document there were no legal actions pending against us or any of our officers or directors in their fiduciary capacities, nor, to our knowledge, was any litigation threatened. However, four demands were raised against VDL that may evolve into court procedures.

     The first is a demand made by a subcontractor, to whom VDL owes $49,500. The debt is included in our financial statements under "accrued expenses". The subcontractor had the option to convert the debt into stock options of VDL but notified us in December 2002 that it decided not to do so and is now demanding that the debt be settled during 2003. We offered to settle the debt commencing in February 2004. We are presently negotiating the exact terms of the repayment arrangement.

     The second demand was made by the Chief Scientist of the Ministry of Industry and Trade in Israel (the "Chief Scientist") concerning its claim to repayment of part of the grants received by VDL during 1998. See Note 8B to the Company's Consolidated Financial Statements of December 31, 2002. The Chief Scientist threatens to use its power under the Tax Collection Law to collect from VDL the sum it demands. If the Chief Scientist carries out its threat, we will seek court injunction because we believe that the claim is not rightfully based. We believe that the issue will be settled outside court.

     The third demand is by our subcontractor Reshef Technologies Ltd. VDL owes Reshef about $30,000 for manufacturing. We intended to pay this debt in two installments. However we were not able to raise the necessary money and the checks we gave to Reshef bounced. Reshef has threatened to go to court and demand liquidation of VDL. We intend to negotiate an installment agreement with Reshef. We believe the issue will be settled outside court.

     Finally VDL has a debt of approximately $32,000 to the Israeli Tax Authority for withholding tax collected from employees that we failed to transfer to the Tax Authority. Our CEO was summoned for interrogation to the Tax Authority and he may face criminal charges. The Tax Authority may try to place a lien on monies entitled to VDL in banks and customers.

     We estimate that costs resulting from these procedures will be nominal.


ITEM 10.  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

     Each of our directors is elected by the stockholders to a term of one (1) year and serves until his or her successor is elected and qualified. The executive officers are appointed by and serve at the will of the board of directors to serve until the earlier of their resignation or removal with or without cause by the board of directors. The board of directors has no nominating, auditing, or compensation committees.

     The following table sets forth certain information regarding our executive officers and directors as of the date of this registration statement:

--------------------------------------------------------------
Name and Address      Age     Position(s)
--------------------------------------------------------------
Arie Hinkis           55      President, Director,
                              Chief Financial Officer and
                              Secretary

--------------------------------------------------------------
Nathan Tarter         55      Director
--------------------------------------------------------------

Mr. Hinkis has been Chief Executive Officer of VDL since January 1997 and was elected President and a Director of Voice Diary Inc in March 2002. From July 1991 until January 2000, Mr. Hinkis was director of Robogroup T.E.K. Ltd who is a shareholder in Voice Diary. Since September 2002 Mr. Hinkis is Vice President VP Finance, Human Resources and Business Development of Nir Or Israel Ltd. Until January 2003 Nir Or paid VDI for services rendered by Mr. Hinkis to Nir Or. Since January 2003 Mr. Hinkis is being paid directly by Nir Or.

BACKGROUND OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

ARIE HINKIS, President, Chief Financial Officer, Secretary and director. Mr. Hinkis was born and raised in Israel. He is an Israeli citizenship and has spent most of his career in Israel. Following the offering, Mr. Hinkis plans to spend a considerable part of his time in the USA. Mr. Hinkis has been CEO of Voice Diary Ltd. since 1997 and became President of the Company at its formation in 2002. From 1993 to 1996, he was the founder and manager of a venture capital investment fund. He served as President of Miromit Ashkelon Metalworks Ltd, a public company traded on the Tel Aviv Stock Exchange, from 1990 through 1992. Between 1985 and 1989, Mr. Hinkis was President of Yotam Financing Technological Ventures Ltd which provided investment banking services to young, technology-oriented companies. His prior experience includes serving as president of a holding company with investments in several computer companies, co-founder and co-president of the company that distributes the trading information from the Tel Aviv Stock Exchange and the Tel Aviv Stock Exchange manager of MIS operations. During 1975 Mr. Hinkis was a student in the University of Paris under scholarship from the French government. He was in military service from 1969-1974 and retired ranking captain. Mr. Hinkis holds B.SC. and M.Sc. degrees in Mathematics from the Hebrew University in Jerusalem and B.A. degree from the Open University in Tel Aviv.

NATHAN TARTER, DIRECTOR. Mr. Tarter was born in Germany and immigrated to Israel in 1949 were he is a citizen and were he spent most of his career. In 1966 he received his Practical Engineering degree. After serving as an instructor for communication and navigation systems at the Israeli Air Force, Mr. Tarter was for 16 years an instructor at the Tel Aviv University School for Electronic Practical Engineers and a self employed R&D designer of complex electronic systems. In 1986 he founded Nir Or Israel Ltd., a company that develops airborne and military electronic systems. Mr. Tarter is an expert in RF engineering, Electro-Mechanical systems including servo controls, Video Systems, Laser Control Systems. During his career he personally designed, developed and delivered over 250 products for airplanes, tanks, electronic warfare and medical systems.


ITEM 11.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

     The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known by us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.


------------------------------------------------------------------------------------------------------------------
                         NAME AND ADDRESS OF
                         BENEFICIAL OWNER                                   AMOUNT OF SHARES
TITLE OF CLASS           SHARES(1)                POSITION                  HELD BY OWNER(2)     PERCENT OF CLASS
-------------------------------------------------------------------------------------------------------------------


Class A Common stock    Arie Hinkis (3)           President,                1,416,518 shares               39.49%
                                                  Secretary, Chief
                                                  Financial Officer,
                                                  Director
--------------------------------------------------------------------------------------------------------------------
Class A Common stock    Nathan Tarter             Director                  1,346,405 shares               49.38%
--------------------------------------------------------------------------------------------------------------------
Class A Common stock    Ofer Yonach                                           673,202 shares               24.69%
--------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------
Class A Common stock    Seed Money Holding LP                                 421,607 shares               15.46%
--------------------------------------------------------------------------------------------------------------------
Class A Common stock    Executive officers and                              2,762,923 shares               77.02%
                        directors as a group
--------------------------------------------------------------------------------------------------------------------

(1) The address for all beneficial owners and management is care of Voice Diary Inc., 200 Robbins Lane, PO Box 30, Jericho, NY 11753.

(2) Calculated pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by a person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. We believe that each individual or entity named has sole investment and voting power with respect to the shares of Common Stock indicated as beneficially owned by them (subject to community property laws where applicable) and except where otherwise noted.

(3) Includes 61,921 shares owned by Mr. Hinkis, 421,607 shares of Class A Common Stock owned by Seed Money Holding (Voice Diary) LP ("SMH"), of which Mr. Hinkis is the sole general partner, and 72,000 shares of Class A Common Stock owned by Voice Diary Options LP ("VDO"), of which Mr. Hinkis is the sole general partner, (the limited partners of SMH and VDO were stockholders of VDL who transferred their shares in VDL to SMH and VDO which in turn exchanged the VDL shares for shares in VDI), and an aggregate of 860,990 shares of Class A Common Stock which may be issued to Mr. Hinkis upon conversion of an aggregate of 2,400 shares of Class B Common Stock owned by Mr. Hinkis. The number of shares issuable to Mr. Hinkis upon conversion of his Class B Common Stock, after the offering shares are sold will increase to 1,618,885 Class A Common Stock. The calculation for conversion of the Class B shares is set forth under Item 12. Description of Securities.


ITEM 12. DESCRIPTION OF SECURITIES.

     Our authorized capital stock consists of 20,000,000 shares of Class A common stock, par value $0.01 per share, and 10,000 shares of Class B common stock, par value $0.01 per share. The holders of our common stock:

o Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our board of directors - each share of Class A stock participates in dividends as one share of a single class and each share of Class B stock participates in dividends as the whole number of shares of Class A stock into which such shares of Class B stock are convertible;

o Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs - each share of Class A stock entitles its holder to one vote and each share of Class B stock entitles its holder to such number of votes as shall equal the number of whole shares of Class A stock into which such Class B shares are convertible;

o Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

o Are entitled to one vote per share on all matters on which stockholders may vote.

o    Class B stockholders have the right to appoint one director.

     All 2,726,470 shares of Class A common stock and all 2,400 share of Class B common stock now outstanding are fully paid for and non-assessable and all shares of Class A common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable.

CONVERSION OF CLASS B STOCK

     Each share of Class B common stock is convertible at any time at the option of the holder for no additional consideration into the number of shares of Class A common stock equal to the quotient obtained by dividing (1) the number of shares of Class A common stock outstanding at the close of business on the day immediately preceding the date the conversion notice is received by the Company by (2) 7600. Therefore, prior to the offering, the 2,400 outstanding shares of Class B common stock would be convertible into 860,990 shares of Class A common stock. If all 2,400,000 shares of Class A common stock registered by the Company in this offering are sold, the Class B common stock would be convertible into 1,618,885 shares of Class A common stock. The conversion calculation will yield different results based upon the number of outstanding Class A common stock on the date prior to the conversion notice.

NON-CUMULATIVE VOTING

     Holders of our common stock do not have cumulative voting rights. This means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

CASH DIVIDENDS

     As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

PREFERRED STOCK

     There are no shares of preferred stock outstanding. We can issue shares of preferred stock with such designations, voting and other rights and preferences as our board of directors may determine.

TRANSFER AGENT

     Upon completion of this offering, Continental Stock Transfer and Trust Company, 17 Battery Place, New York, NY 10004, will be the transfer agent and registrar for our common stock.


ITEM 13. INTEREST OF NAMED EXPERTS AND COUNSEL.

     The consolidated financial statements included in this prospectus have been audited by Brightman Almagor & Co., Independent Auditors, a member firm of Deloitte Touche Tohmatsu, as stated in their report appearing herein (which report includes an explanatory paragraph related to our ability to continue as a going concern), and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     Brightman Almagor & Co., has no direct or indirect interest in us, nor were they a promoter or underwriter.


ITEM 14. DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.

     Our by laws provide that we shall indemnify our officers, directors, employees and agents to the fullest extent permitted under the General Corporation Law of the State of Delaware. However, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to any provisions contained in our Certificate of Incorporation, or Bylaws, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


ITEM 15. ORGANIZATION WITHIN LAST FIVE YEARS.

     We were incorporated in Delaware on February 26, 2002. In June and July 2002 we acquired approximately 99% of the outstanding shares of Voice Diary Ltd., an Israeli corporation ("VDL"), through a purchase of shares from the former controlling stockholder of VDL and an exchange of shares of Voice Diary Inc. with former stockholders of VDL. Under generally accepted accounting principles the transaction was accounted for as a reorganization under common control and accordingly, the financial statements represent the consolidated financial position, operating results and cash flows of the Company and the subsidiary for all periods from inception of the subsidiary. VDL began operations in October 1993 and has been in the development stage.


ITEM 16. DESCRIPTION OF BUSINESS.

     We are developing and marketing a line of personal digital assistants ("PDAs") which have a voice user interface and provide to the user a full range of personal information management applications, including a talking diary, telephone book, daily pad and other features. The voice user interface enables the visually impaired to use PDA technology by removing obstacles to use inherent in conventional display-based products.

CURRENT PRODUCTS

     We have developed and are marketing a hand-held voice PDA called the "IMP" specifically designed for blind and visually impaired people. The IMP is used to make recordings of personal information. The recordings are stored in one of several "compartments":

o NOTEPAD. In this compartment the recordings are stored one after the other. The user can browse the Notepad by pressing 3 to move down the list and 1 to move up the list. The list is browsed cyclically. Pressing ENTER will play the current recording (with the first recording being the default recording) reached by browsing with the 1/3 keys. If pressed during play, ENTER will pause the play and when pressed again it will resume the playing. Pressing 5 will announce Notepad and the number of recordings in Notepad. When a recording is played its number in the list is announced first. By pressing the MOVE key a recording is selected to be moved or copied. The user can then browse to another recording and after pressing MOVE again the selected recording is moved just before the current recording. To copy, the user needs to press CODE MOVE. MOVE is used to reprioritize the Notepad recordings. To erase a recording the user needs to press the ERASE key, after he plays the recording, and then ENTER for confirmation. Erased recordings are stored in the ERASED MEMOS compartment and can be moved out as long as the Memory Recycle procedure was not executed. This procedure is used to truly erase the memory. The Memory Recycle procedure is needed because the IMP uses Flash memory, which, unlike RAM memory, cannot be erased byte by byte but in blocks of 128k bytes. The number of recordings the IMP can hold is 1,000 and the length of the recoding time is 90 minutes. A new recording is always added at the end of the list. Pressing CODE ERASE followed by ENTER will erase the entire Notepad.



o DAILYPAD. The IMP can hold up to 60 Dailypad compartments. A Dailypad is like the Notepad with an additional feature that it is associated with a date. The date can be any date from 1950 to 2049. The date is announced when pressing 5 together with the announcement DAILYPAD and the number of recordings in the Dailypad. In the

     Dailypad associated with the date of the real date the announcement also includes the word TODAY. All of the Notepad functions discussed above are similarly applicable to Dailypad. In addition the user can browse from one Dailypad to the next by pressing 6 and browse to the previous Dailypad by pressing 4. When browsing from one Dailypad to another the IMP will identify the new Dailypad by announcing Dailypad, the date (without the year), TODAY, if applicable, and the number of recordings in the Dailypad, if any. If there is no recording in the Dailypad of a certain date it is not taking up any space in the database, even though it can be browsed. To browse only through the Dailypads that contain recordings, the user needs to press ESCAPE followed by either 4 or 6. MOVE, COPY and ERASE operate like in Notepad, with the additional feature that recordings can be moved or copied from any Dailypad to any Dailypad or the Notepad. After playing a recording, if the ALARM key is pressed, the recording becomes a DAY HEADER. It will be placed at the beginning of the list and be played automatically upon browsing into the Dailypad. This feature is used to alarm to user as to a certain engagement that may be conflicting other engagements. When a memo is moved or copied to a Dailypad it will be placed at the beginning of the list, or just after the Daily headers, if any. Dailypads can be accessed directly and not through browsing, by pressing the ESCAPE TIME keys and entering the desired Dailypad date.

o DIARY. The IMP's diary is a virtual structure that can be browsed minute by minute from January 1, 1950 to December 31, 2049. The keys 2 and 8 are used to browse backward and forward in any specific day, in steps ranging from one minute to 4 hours. The keys 4 and 6 are used to browse from day to day. To make a recording in Diary the user browses to the day and minute where he wants the recording to be made and, like in all other compartments, makes the recording by pressing the RECORD key. To browse the Diary through the recordings the user uses the 1 or 3 keys. The combination ESCAPE 4 or 6 is used to browse to the days where there are recordings. To avoid tedious browsing, the user can use the combination ESCAPE TIME to enter the exact date-time point where he wants to be positioned. In any date-time position the user can record several recordings. The recording can have an Alarm attached that goes off when the time arrives or at a set time before. Snooze and duration features are also available. Move and Copy of recordings in the Diary and between the Diary and the Dailypads or the Notepad is available. ERASE and UNDO work similarly as in the other compartments.

o REPETITION. This compartment is used to store recurring recordings of the Diary. The user can decide if the recoding is transparent so that browsing the diary will not reveal it (this is good for medication alarms) or opaque (for recurring meetings). The need for a separate compartment for recurring recordings stems from the fact that the amount of memory of the IMP is small compared to the memory available in PC and the recordings themselves are much longer, so that duplicating recordings is not an option.

o PHONEBOOK. The Phonebook is organized in folders. Each folder has an associated keyword. The user enters the keyword to the IMP in a special recording session called TRAINING. The user is prompted to say the keyword and then to repeat it. The Phonebook can be browsed using the 4 and 6 keys to browse through the folders and the 2 and 8 keys to browse through sub-folders of each folder. When a folder is reached through browsing the IMP announces the keyword associated with this folder. The user can enter recordings to the folder and browse through them. Other operations on recordings are executed similarly as in other compartments. MOVE, COPY and ERASE operations can be executed on folders as well as recordings. To retrieve a folder the user can press the FIND key and utter its keyword.

     The software implemented in the IMP, except the Voice Recognition and Voice Compression software, was developed by us. This software is not patented. The IMP uses a DSP component manufactured by DSP Group for Voice Compression and Voice Recognition. This component is now obsolete. See below in regard to inventory of this component that we may have access to and our plans to replace it.

     The IMP can communicate with a personal computer ("PC") for back-up and software update. The IMP features include:


|_|      Talking-Diary                                             |_|      Talking Daily Pads
|_|      Talking Phonebook with voice recognition                  |_|      Move and Undo commands
|_|      Multiple Talking-Alarms                                   |_|      Talking-Calendar-Clock
|_|      Talking-Calculator with advanced functions                |_|      Superb audio quality
|_|      Special ergonomic design (form, keys & operation)


     The IMP includes a rechargeable battery pack and has a 90-minute recording memory, a carrying case, a PC connection cable and a charger.


     The IMP was launched in December 2001. It is the third model in the line of Voice Electronic Organizers developed and sold by us. The first model was launched in November 1997. It was bulkier and had only 1MB Flash memory that allowed for only 10 minutes of recording time. We sold 1,000 units of this model. In April 1998 we started shipping our second model that had the same bulky shape but 2MB Flash memory that allowed for 30 minutes of recording time. We sold 2,000 units of the second model. The IMP has a smaller form that fits better in the hand, and 4MB of Flash memory that allows for 90 minutes of recording time. However, due to its smaller format, the sound quality of the IMP is less than that of the older models. We have sold approximately 1,500 units of the IMP to date. Of all versions of our voice organizers we have sold, about 1,600 where sold in the US, 750 in the UK, 500 in Israel, 250 in Holland, 70 in Australia, 25 in Belgium, and the rest in some 20 countries around the world, in quantities ranging from 1 to 10 per country. Most sales (over 80%) were made to distributors that specialize in selling products to the visually impaired. In certain countries, such as Australia and Israel, such distributors are stores or organizations that serve the blind community. Most of our distributors are selling directly to the end user. Since the release of the IMP we have offered customers using the older models of the Voice Diary line, the right to trade in their units for the newer IMP. We have attempted to sell the traded in units at a reduced price to customers in third world countries, such as India, but so far with limited success.

PLANNED PRODUCTS

     The next model in the Voice Diary line that we plan to develop is called TOTAL. It will incorporate a cellular phone and a removable flash disk. These added capabilities will enable the user to make telephone calls, send voice mail through the Internet or other voice paging services, and make long recordings (lectures, court sessions, meetings) and edit the recordings with operations such as cut and paste. Using the flash disk, the user will be able to import from the PC or the Internet information and entertainment products, such as MP3 music and talking books. (The incorporation of a Text To Speech engine will enable the TOTAL to play text material in addition to recorded material.) Our goal in developing the TOTAL is to offer a product with communication and entertainment capabilities. We believe that there will be a much greater demand for a product with such capabilities, and with our Voice User Interface, than for the IMP, which is just a PDA. Our belief in the increased sales potential of the TOTAL as compared to the IMP is based on our observation, which we have not substantiated by any objective survey, that sales of cellular telephones and MP3 players greatly exceed sales of PDAs. In the design of the TOTAL we will use new engines for Voice Recognition and Voice Compression, purchased from other companies. In this way we will bypass the obsolete component that we use for the voice processing functions. We have not yet identified providers for the new voice processing engines nor have we defined yet the components that will be used to run these engines. Also we do not know at this stage what the financial arrangement will be in regard to using the new engine technology and in particular if we will have to pay a licensing fee and or a per unit fee.

     To develop the TOTAL we believe we will need to invest about $500,000. At this time we have no commitments for additional financing and there can be no assurance we will have the funds necessary to develop the TOTAL. We do not foresee any technical barrier in the development of the TOTAL. However, we know that our TOTAL will need to be approved as a cellular telephone by cellular service providers and possibly by communication authorities in the various countries such as the Federal Communication Commission in the United States. We have little experience in dealing with the granting of such approvals. We intend to use for the TOTAL cellular engines provided by major corporations that have received for their products required approvals, but we still have not contracted any such provider.

     We anticipate that the TOTAL will be sold mainly by cellular service providers with or without support from distributors of products to the blind and visually impaired.

     We also envision the adaptation of the TOTAL to serve the elderly. This model of the TOTAL, called GOLDEN, will have fewer, larger buttons for greater ease of use, and a remote monitoring feature to help program the unit by a relative or an emergency service. The reason we have for introducing the GOLDEN is because we believe that the elderly market will favor our Voice User Interface over the graphic user interface implemented in products that are designed for the general public.

     To bring the GOLDEN to the market we will need an investment of $250,000 in addition to the investment necessary for the introduction of the TOTAL. At this time we have no commitments for additional financing and there can be no assurance that we will have the funds necessary to develop the GOLDEN. We anticipate that the GOLDEN will be sold mainly through cellular service providers or providers of caring services for the elderly. We do not foresee any technical barrier in the development of the GOLDEN.

PLANNED SERVICES

     If we can introduce the TOTAL, we plan to establish a service for the distribution of content to its users. Such distribution of content will be made through several means: mail (sending flash disc with the content); libraries, particularly those that serve the visually impaired, who will use PC to download such content; Internet downloads to PCs from where the content will be downloaded either by local communication or using a flash disk drive; or directly to the TOTAL using its wireless communication abilities. As part of our distribution service, we intend to operate a voice portal accessible through the Internet, from a PC and directly from the TOTAL. From the portal, users will be able to download content using their PCs or a TOTAL. The portal will not be used as a starting point for Internet browsing, but rather as a central location for obtaining voice and audio content. The portal will be designed to be accessible by the visually impaired.

     We intend to acquire rights for content distribution from third party organizations that have such rights. We intend to pay for such rights on a "per use" basis with no down payments. We intend to provide the content under a subscription arrangement that will require users to pay an annual fee, and a "per item" fee. Generating income from subscribers is the main reason for our plan to establish the content distribution service.

     We hope to obtain additional revenues from advertisements in our distribution channels, a percentage from the communication fees paid to the wireless communication operator, and a commission from the e-business generated through our channels. To establish a content distribution business we think that we will need an investment of $1 million. We currently do not have any commitments for additional investment in the Company and there can be no assurance that we will be able to establish our content distribution service. We have not yet contacted any content provider and we do not know if our business model as to the way we can acquire content distribution rights is valid.

PLANNED PC MODEL

     We plan to develop a voice organizer for the PC with features similar to those of the IMP. This product will be a stand alone product but will also operate as backup and synchronization base for those users who will own an IMP or a TOTAL, enabling them to synchronize automatically their hand-held unit with the PC counterpart. To achieve this goal we will need to make sure that the new Voice Recognition and Voice Compression engines we intend to implement with the TOTAL are compatible with the PC environment. We believe that the budget for the development of a first version of the PC model, first free standing and later TOTAL compatible, will require an investment of $200,000. We will achieve several goals with the development of the PC version. This version could serve to introduce our hand held device. It could serve also as a training station and a reference model with HELP features for users of our hand held units. Finally it could become a preferred product to the general community of the PC users increasing our exposure. At first we intend to distribute the PC version for free from our web site, but later we may require some payment for it and thus we may generate an additional source of income.

POSSIBLE PALM PILOT MODEL

     We may consider in the future developing a version of our PC model to work on the Palm Pilot or similar PDAs.

POSSIBLE SALES OF SOFTWARE TO OEM

     We may consider in the future adapting our software to common cellular telephones if approached by manufacturers of such products. The reason we believe that this direction might be advantageous to us is that we may generate substantial licensing fees and royalties in such transactions.

TECHNOLOGY

     Our technology consists of our software and our know-how in developing Voice PDA. We use a DSP component that comes with software for Voice Recognition and Voice Compression. We pay for this component per piece and we pay no licensing fee. The component that we use is now obsolete. See below in regard to inventory of this component that we may have access to and our plans to replace it. As we stated, we plan to replace this component in our next models.

INTELLECTUAL PROPERTY

     We have rights to a patent in Israel with respect to a Voice Organizer for the blind. The patent contains a block diagram of a possible product but no reference to the software or actual electronic design. We currently do not own or license any other patents. We may seek patent protection on our technology where appropriate.

     We have a registered trademark in Israel for our logo and design.

BUSINESS STRATEGY

     We develop and market the Voice Diary line of voice PDAs, including the newly released IMP, which is tailored and ergonomically designed to the needs of the visually impaired. The IMP provides the full range of personal information management, including a talking diary, phonebook, daily pads and other features.

     We plan to incorporate wireless capabilities (cell-phone or two-way messaging/e-mailing voice paging) to our platform, with a vision to expand and become the major provider of wireless mobile computing handsets and related services in the specific niche markets where we operate.

     We intend to expand to niche markets adjacent to the visually impaired market, which are likewise under-served by brand-name providers of consumer electronics and IT services, such as the fast growing market of the elderly.

     Central to our product vision is the voice user interface, an alternative paradigm to the prevailing graphic user interface ("GUI") used in conventional display-based products. The GUI is a recognized obstacle in the way for many user groups (e.g., visually impaired, the elderly and children) to adapt and use new technology products and services. Voice Diary offers an approach that removes this obstacle and serves the needs of many.

     Our technology consists of our ability to provide complete hardware and software systems that answer needs specifically identified by the people in the addressed niche. We do not get involved in the development of generic technology (such as voice processing engines). Instead, we implemented in our products, a component sold by another company that provides for Voice Recognition and Voice Compression.

     We may complement growth in our proprietary line by acquisition of companies with complementary products and services, a market presence and stable cash flow.

     We operate globally in the sense that we have offices in the United States and in Israel and have active distributors in the United States, United Kingdom, Holland, Australia and Israel. We seek to raise money in the United States through public and private offerings and seek strategic partners in Europe, the United States and South East Asia. Of our accumulated revenues of $670,321, 40% were achieved in the United States, 30% in the United Kingdom, 15% in Israel, and the balance in other countries.

     We manufacture our products through subcontractors that provide electronic assembly and mechanical assembly work, including packaging. There are many subcontractors who can qualify for the production of the IMP.

     We market our products to distributors who mostly sell our products directly to the end user.

     We conducted our research and development activity by a team of software and hardware engineers operating at our subsidiary, VDL, based in Israel. At present we have dissolved our R&D operation. When we will raise enough money to develop our next products we intend to do most of the R&D work through subcontractors. We will maintain a small group of software engineers for maintenance of our software system.

INDUSTRY ANALYSIS

     We operate in two industries: the PDA industry and the industry of assistive technology that provides technology-based products and services to disabled people.

     Today the PDA industry is merging with two other industries: the cellular phone industry and the hand held music players. Most manufacturers in these industries are large companies that sell in large quantities. As a result of the demand, semiconductor manufacturers have developed components that simplify the design of the mainstream PDAs, cellular phones and hand held music players. These new components are now generally available, and at affordable costs. Thus small companies can now develop niche market products similar to mainstream products. This is what we intend to do for the market of the visually impaired and other niches.

     The assistive technology industry was spurred in the United States by the Americans with Disabilities Act (the "ADA"). This legislation is a conscious attempt to make technology accessible to people who cannot use mainstream products because of personal handicaps. Thus, the assistive technology industry fills a social need to bring the disabled into the mainstream and integrate them into productive life. For this reason the purchasing of assistive technology products like the IMP is subsidized by governments and charity organizations all around the world. We are making use of this approach by bringing to the attention of the administration the availability of our products and its usefulness to the visually impaired.

COMPETITION

     We believe that we have only one direct competitor, a French company named Parrot SA. This company already offers several generations of competitive PDAs for the blind and visually impaired and we believe that this company currently has an approximately 90% market share.

     We believe that the advantages of Parrot's product, called Voice Mate, are that it can use 400 voice recognizable keywords, compared to 127 with the IMP, and such keywords can be linked to diary entries and not only to Phonebook entries. Also, some users believe that the Voice Recognition of the Voice Mate is better than the IMP. The Voice Mate allows for periodic repetition recordings, for example every second Tuesday, which the IMP does not. The Voice Mate can turn on quicker than the IMP if you lock the ON key of the IMP or if the IMP is in its DEEP SLEEP mode, which is used for energy saving. The IMP uses rechargeable batteries and needs to be charged every other day even if not used at all, to keep it working. The Voice Mate uses regular batteries that last between two weeks and two months depending on use. Many users seem to prefer the Voice Mate for this reason. The Voice Mate supports all the major European languages (for prompts) and the user does not need to download a new language version to move from one language to the other. The IMP supports only English, Hebrew, Cantonese and Hungarian, and the user needs to download the language prompts.

     We believe that the IMP has significant advantages over the Voice Mate. The sound of the IMP is louder and clearer. Its shape is smaller and more ergonomic. It uses a standard connector to the earphone. The IMP is more robust. The Voice Mate has parts (like the screen and the batteries compartments doors) that more easily get broken. In the Phonebook folders of the IMP a user can store many entries in free format while the Voice Mate allows only for Phone numbers in a rigid order (home, work, etc.). A user can undo erase operations with the IMP. The IMP has a back up battery for the clock which the Voice Mate does not. IMP's communication with the PC seems to be less "temperamental", to quote a user's observation. The Voice Mate does not have a Dailypad system and you can not browse the Diary to find the place to make a recording. Rather, you make a recording and insert its date and time.

     The Company has various non-direct competitors, such as companies which market digital voice event recorders. In addition, companies like Philips, Hewlett-Packard, Casio, Compaq and others have added voice recording capability to their PDAs, but they remain text and graphic machines and therefore inappropriate for people with sight problems.

     We believe that the disabled market in general and the blind and visually impaired market in particular are unattractive markets for large companies like Palm or Nokia because the market is small and products need special design. However, there can be no assurance that such companies, with greater resources than Voice Diary, may not enter the market. In the market of the blind and visually impaired there are portable computers type of products generally known as Braille and Speak. Some of the newer versions of these products are introduced as PDA. Their size and price tag (about 10 times the price of the IMP, which sells for $229) places them as we believe in a separate category than our products.

     Nokia recently introduced a Voice User Interface on its 9290 cellular telephone. The software is called TALX and is provided by a third party manufacturer. The price of this unit is about three times the price of the IMP. Because of this reason and reasons of ease of use, we believe that this product does not pose a threat to the IMP. We further believe that our concept of building the TOTAL with a VUI software that is designed from the beginning for the visually impaired will prove more user friendly than the approach of the TALX that is built around the basically GUI approach of the standard PC software.

THE MARKET

     We estimate the potential market for our product to be 25 million blind and visually impaired people in the developed world. Additionally there is a possibility of sales to people in Third World countries of refurbished products. We are planning to perform further market research in the second half of 2003 to learn in detail the market potential and most desirable operating specifications for our new products.

     We believe the market for our products is continually growing, mainly due to advances in medical treatment that prolong life expectancy. In the United States, the baby boomer generation is now entering the age group targeted by us. Thus, the market potential for our devices is expected to grow.

     It is now a major concern worldwide to make sure that the IT revolution will not increase the gap between the able and the disabled. Many countries have enacted legislation aimed at this concern. The purchase of products for the disabled is often partly supported by public grants. In addition, in some cases there is an obligation on the part of an employer to buy any assistive technology product that can assist a disabled person to do a job. This practice is especially implemented in government offices. The U.S. government runs an Access to Work program, which may pay for special aids that are shown to be justified. Aids for the disabled are also sometimes tax deductible. An important recent move is President Bush's "New Freedom Initiative" that includes:

|_| Increased budgets for developing and implementing assistive technologies. |_| Increased funding for the IDEA, a program that helps students with disabilities.
|_| Aid to states to guarantee low-interest loans for people with disabilities to buy computers and other equipment enabling them to work from home.
|_| Providing resources to promote ADA compliance and to help small businesses hire people with disabilities.

     Many of the users of Voice Diary received financial support for their purchase.

     In Western Europe and Japan, public help to people with disabilities for purchasing products is similar to that in the United States. Furthermore, social assistance, reimbursement policies and awareness of the disabled are more developed, in particular in the Scandinavian and other northern European countries, as well as in Spain (an historic remnant of the multitude of crippled survivors of the Spanish Civil War in the 1930s). In such locations assistive technology can be financed via insurance or social welfare or health legislation.

DISTRIBUTION CHANNELS

     The blind and visually impaired market is characterized by the close relationship between users, including distributors who are often themselves blind.

     Direct sales activity is done through local distributors, assisted by our personnel. We have active distributors, operating with us for several years. We do not sign distribution agreements with our distributors. However, we have promised them that we will not nominate another distributor in their territories as long as they have inventory of our product. Distributors generally pay at least one third of any order before shipment and the balance in one or two payments 3 months apassrt. We do not have any price protection arrangements. We give a one year warranty on our products.

     In the United States we use a single distributor, New York-based Independent Living Aids ("ILA"), which is one of the larger U.S. catalog distributors for the blind and visually impaired. ILA also provides us with office space.

     Some of our distributors are specialized catalog sellers, providing the blind and visually impaired with the special products they need, otherwise not available through regular retail outlets.

     We  intend to  conduct  marketing  activity  to raise  customer  awareness,
education,  promotion,   advertisement  and  public  relations  through  various
channels, such as:

|_|     The large number of national and regional organizations and associations for the blind and visually impaired in the United States, Europe and elsewhere. Practically every blind person, especially in the United
        States, is associated in at least one of these organizations.
|_|     State and federal agencies for the blind and visually impaired.
|_|     Special clinics that treat vision impairments.
|_|     Exhibitions. There are numerous exhibitions worldwide for the disabled in general, and for the blind and visually impaired in particular. In the United States, for example, there are some four to six annual nation-wide exhibitions, two to four regional exhibitions and many local ones. The organizers are generally the various dedicated organizations.
|_|     Research institutes and universities that provide programs on disabilities.
|_|     Radio programs. Radio is an especially powerful means for blind and visually impaired.
|_|     Publications. Of special interest are the popular and proliferating large font issues of publications, like the Readers Digest. Advertising in such publications will afford access not only to the blind and visually impaired, but also to elderly people.
|_|     Word of Mouth. This is very important in the market of the blind and visually impaired since such people tend to communicate very strongly among themselves.

SALES

     Due to their physical challenges, the blind and visually impaired need special products to assist them in their lives, such as calendars, clocks and watches, temperature measuring devices, scales, computers, browsers, Braille displays, and other products. Since such products are not available through regular retail outlets, special marketing channels exist that distribute products to this market. These include catalog companies and stores. The catalog companies usually sell low end products like canes and watches, while the stores usually sell high-end products such as computer systems.

     We will try to cooperate strategically with large corporations that specialize in this field and whose sales forces sell expensive equipment on a head-to-head basis. We believe that it would be advantageous for both sides to add our family of products to the product line of such large corporations.

     We will also consider the option of direct sales through the Internet. One of the main considerations in this regard is to avoid competing with local distributors.

     Notwithstanding distributors' operations, software upgrades will be made available to end-customers directly through the Internet.

     Selling   through   renowned   retail  outlets  could  promote   widespread
distribution. However, this option will be chosen only if the deal with such outlets permits a high enough margin for us, and there are no conditions which could lead to financially harmful outcomes (such as maintaining high stocks in stores).

     We plan to sell the TOTAL and GOLDEN devices by cellular service providers with or without the support of the traditional distributors to the blind and visually impaired. The markup of cell phones by the service providers is usually negligible, as their main income is from the service. As such service providers are constantly seeking new customers, the TOTAL will give them an added value of a specific niche market. Cellular service providers usually provide installment plans to their customers to finance purchased products.

     We intend to remain in touch with end-users in order to provide the software upgrades (a new concept in the cell phone industry) as well as various specific content.

     For the GOLDEN, we plan to use different distribution channels, specialized in the elderly market. We are also considering a paging functionality for the TOTAL, mainly as a voice e-mail service, taking advantage of the big success of two-way messaging / e-mailing products.

ENVIRONMENTAL COMPLIANCE

     We do not anticipate that we will become subject to environmental laws and regulations since we do not intend to conduct manufacturing operations.

BACKLOG AND SEASONALITY

     We generally do not have any backlog of unfilled orders. We do not believe that our business will be seasonal.

MANUFACTURING OPERATIONS

     We manufacture the IMP in Israel through subcontractors controlled from the operations office of VDL in Yoqneam, Israel. Because the development of the IMP was supported by grants provided by the State of Israel, we are required by law to manufacture the IMP in Israel. We believe that the TOTAL and the GOLDEN, as well as any model designed based on them, will be free from such restrictions. However, we plan that because of our presence in Israel we will continue to manufacture our future products there, as long as the quantities manufactured will be less than 10,000 per batch.

     We planned to manufacture 2,200 units in runs of 550 units each. The first run was completed in January 2003 and most of the units produced in this run were sold.. The second run was due to commence during the third quarter of 2003. The manufacturing of the 2,200 units is done by Reshef Technologies Ltd ("Reshef"). Each future run will start only after we pay for the previous run and after we initiate its start. We have no commitment to complete the manufacturing of the additional 1,650 units. There is no written agreement between us and Reshef. For each run we pay Reshef approximately $60 per unit upon receiving the units produced.

     Reshef holds an inventory of most of the components necessary for the production of the 1,650 units plus approximately 14,000 pieces of two main components of the IMP that have become obsolete. Thus, we will not be able to manufacture more than 14,000 IMP units in addition to the 1,650 we plan to manufacture in 2003 and 2004. We have no commitment to purchase the components from Reshef and Reshef has no commitment to provide us with these components. The obsolete components will not be used in the design of the TOTAL and its derivative the GOLDEN.

     In February 2003 Reshef closed its manufacturing plant firing all the plant's employees. The inventory Reshef holds for the manufacturing of our product is held at the plant that was closed down. Thus it is possible that Reshef will not be able to provide us with components for the next manufacturing runs of our products. Since some components that are held by Reshef are not available elsewhere, there is the risk that we will not be able to manufacture the Voice Diary IMP in its present design. Our ability to redesign the unit around generally available components is not assured since we do not have at present the funds necessary to carry out such an undertaking.

     Reshef is a subsidiary of Aryt Industries Ltd., which was a major shareholder in VDL until June 2002. We became the major shareholder of VDL after we purchased Aryt's share in VDL. Prior to this transaction, existing loans that Aryt gave to VDL were replaced by an agreement of VDL to pay Aryt royalties on its sales. More information on the history of the relations between VDL, Aryt and Reshef, is provided in the Management Discussion and Analysis, Background section below.

RESEARCH AND DEVELOPMENT

     We spent $142,581 during 2002, and $174,116 during 2001 on research and development. Because of our low volume of sales there is no correlation between our R&D expenditure and our sales and we do not include in our pricing a special percentage to allocate for R&D budget.

REPORTS TO SECURITY HOLDERS

     We are subject to the information requirements of the Securities Exchange Act of 1934, as amended. In accordance with those regulations, we file periodic reports, proxy statements and other information with the Securities and Exchange Commission. Our reports, proxy statements and other information can be inspected and copied at the SEC's Public Reference Room at 450 Fifth Street N.W.,

Washington D.C. 20549. You can obtain information on the operations of the Public Reference Room by calling the SEC at (800) SEC-0330. Information also is available electronically on the Internet at http://www.sec.gov.

     We will provide without charge to each person to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all documents which are incorporated by reference in this prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Written requests for such documents should be directed to Voice Diary, Inc., 200 Robbins Lane, PO Box 30, Jericho, New York 11753. Telephone requests may be directed to us at (516) 939-0400.

     We intend to  furnish  our  shareholders  with  annual  reports  containing
audited  financial   statements  and  quarterly  reports  containing   unaudited
financial information for the first three quarters of each year.


ITEM 17. MANAGEMENT'S DISCUSSION AND PLAN OF OPERATION.

     This section must be read in conjunction with audited financial statements included in this registration statement.

PLAN OF OPERATION

     Our plan for 2003 consists of two main efforts. First, to raise money through a public offering and get our shares quoted on the OTC BB and later traded on the BBX as it becomes available. Second, to win major orders for our planned TOTAL and GOLDEN cellular PDA products for the visually impaired and the elderly, respectively. Upon completion of our public offering we will start our R&D for the TOTAL and GOLDEN. We will try to bring these products to the market within 12 months. Meanwhile, we will attempt to acquire synergistic business with better cash flow than ours. If we are successful with our plans to develop and market the TOTAL and the GOLDEN we will develop a distribution service for voice and audio content to our customers.

     With our existing means we cannot sustain our operation any longer than one month. To sustain our operation until September 2003 we need $100,000. This sum includes the offering expenses for this offering. We are in advanced negotiations with a group of investors to provide us with such funds. If the negotiations fail we will most likely not be able to continue operating.

     If our attempt to raise money through this offering fails, our plan of operation will not materialize and our future will be in jeopardy.


PURCHASE OF VDL

     We were incorporated in the state of Delaware on February 26, 2002. To date we acquired approximately 99% of the outstanding shares of Voice Diary Ltd., an Israeli corporation ("VDL"), through a purchase of shares from the former controlling stockholder of VDL and an exchange of shares of Voice Diary Inc. with former stockholders of VDL. The shareholders of VDL transferred their shares in VDL for limited partnership interests in Seed Money Holding (Voice Diary) Limited Partnership ("SMH") and Voice Diary Options Limited Partnership ("VDO"). SMH and VDO exchanged its shares in VDL for shares of Voice Diary. The balance of the outstanding shares of VDL are held by an ex-employee, the wife of an ex-employee and two former investors. All were offered the opportunity to swap their shares for shares of Voice Diary but declined or did not respond to the offer.

CRITICAL ACCOUNTING POLICIES

     Under generally accepted accounting principles the purchase and exchange transactions were accounted for as a reorganization under common control and accordingly, the financial statements represent the consolidated financial position, operating results and cash flows of the Company and the subsidiary for all periods from inception of the subsidiary. VDL began operations in October 1993 and has been in the development stage. (Unless otherwise indicated, references to the Company herein include VDL.)


STOCK-BASED COMPENSATION

     VDL accounts for employee stock-based compensation in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and the FASB interpretations thereof. Pursuant to those accounting pronouncements, VDL records compensation for share options granted to employees at the date of grant based on the difference between the exercise price of the options and the market value of the underlying shares at that date. Due to the terms of the grants, the fair value of the compensation in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation" approximates the values computed in accordance with APB No. 25. VDL accounts for stock-based compensation to non-employees in accordance with SFAS No. 123.

     Under both accounting pronouncements, as part of the necessary computations, management is required to estimate the fair value of the underlying shares. Fair value has generally been determined by management as the price at which the Company's shares were issued at the most recent prior placement of the Company's common stock. The timing of the grant and measurement of stock-based awards could have a material effect on the Company's results of operations and financial position.

REVENUE RECOGNITION

     The Company is developing a line of products based on personal digital assistant technology. The Company's revenues currently derive solely from a low volume of consumer product sales at standard terms which are recognized, in accordance with generally accepted accounting principles, upon shipment of its products to the customer provided that persuasive evidence of an arrangement exists, title has transferred, the price is fixed, collection of resulting receivables is probable and there are no remaining significant obligations. Future results of operations may be affected by the nature of the products that may be developed and marketed in the future by the Company and by the terms to be included in the sales agreements. Such matters may have a significant impact on the timing of the Company's revenue recognition at each reporting date.

DEVELOPMENT STAGE ENTERPRISE AND GOING CONCERN ISSUE

     The Company is in the development stage and has not generated significant revenues. The Company's financial statements have been prepared assuming that it will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has an accumulated deficit at December 31, 2002 of $2,525,864 and a working capital deficit at December 31, 2002 of $454,757. that raise substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon the successful completion of the Company's development program and, ultimately, the attainment of profitable operations which are contingent upon future events, including maintaining adequate financing to fulfill its development activities, and achieving a level of sales adequate to support the Company's expense structure. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


BACKGROUND

     From our inception until 1998, we were financed by an aggregate of approximately $780,000 in equity investments made by a group of investors. During this period we also received about $639,000 in grants for our research and development program from the Chief Scientist of the Ministry of Industry and Trade of Israel ("the Chief Scientist"). In return for the grants, VDL is required to pay royalties to the Chief Scientist equaling 3.5% of sales until an amount equal to the grant has been paid. VDL also received an aggregate of approximately $60,000 in unconditional grants from the Fund for the Encouragement of Export (the "Marketing Fund"). See Note 8 to the Company's Consolidated Financial Statements for information concerning disputes between VDL and the Chief Scientist and the payback of part of the Marketing Fund grant. Towards the end of the first quarter of 1999 we were in a financial crisis that necessitated the dismissal of all our employees. The reason for the financial crisis was that our Founder and former President decided to leave the company on September 1998 and made what we considered to be unreasonable demands for severance and other payments. His claims were settled in court in mid 1999, but before the court settlement was reached the former President blamed us for misconduct in our dealings with the Office of the Chief Scientist. This caused all grants from the Chief Scientist to stop and made investors reluctant to continue investing in the Company. The dispute with the Chief Scientist has not yet been settled. The Chief Scientist's demand is that we pay back about $40,000 of the grants we received in 1998. We claim that this demand is unjustified and that actually the Chief Scientist owes us money under our 1998 undertaking. See Item 9 regarding a possible litigation between us and the Chief Scientist.

     During 1999 and 2000 VDL managed to survive through the collaboration of its ex-employees and subcontractors that helped in preserving the Company's knowledge and in the development of a new model in its series of PDAs, the Voice Diary IMP. VDL issued warrants to purchase VDL stock to its ex-employees and subcontractors as payment for their support. Altogether seven ex-employees and subcontractors received shares. Five holders of these warrants exercised their warrants in January 2003. The two others gave up their warrants. One of them may be suing the company as discussed in Item 9, Legal Matters.

     VDL started marketing in November 1997 and during the period from November 1997 to March 1999 accumulated revenues from sales of about $0.45 million. From March 1999 to June 2001 VDL had sales of $5,000 only due to lack of inventory and the financial crisis that prevented any marketing activity or manufacturing.

     In the beginning of 2000 VDL entered into a subcontracting agreement with Aryt Industries Ltd. ("Aryt") for the manufacturing of the IMP, through Aryt's subsidiary, Reshef Technologies Ltd. ("Reshef"), with Reshef providing a credit line of $150,000 to cover manufacturing costs. Under this agreement, VDL sold to Reshef VDL's entire inventory of components at its full value of about $40,000. This amount was deducted from the cost of revenues. In the beginning of 2002 the credit line was replaced by a subcontracting agreement under which Aryt undertook to cover the costs of components and manufacturing of the IMP, up to an amount of $425,000. In June 2002 the subcontracting agreement was terminated and a manufacturing understanding was reached with Reshef under which Reshef will manufacture for VDL 2,200 IMP units in batches of 550 and VDL will pay for each batch upon receipt. The price per unit is approximately $60. As we discussed in the section on Manufacturing Operation above, some recent developments with Reshef may risk our agreement with it. Also see Item 9 regarding our failure to pay Reshef for the first run of production and the possible court motions that Reshef may use against us.

     During 2000 and 2001, Aryt provided VDL with a loan of $ 350,000 to cover R&D costs required to finish the development and engineering of the IMP. In the first quarter of 2002 the loan was increased to $650,000. For its financial accommodations to VDL, VDL issued to Aryt an aggregate of 3,471,652 shares of common stock of VDL.

     Since December 2001, when VDL renewed its manufacturing and marketing activities until December 2002 we had revenues from sales of IMP of about $142,000.

     In June 2002, following a financial crisis in Aryt, Aryt and Voice Diary agreed, in connection with our acquisition of VDL, that all of Aryt's shares of VDL be transferred to Voice Diary Inc. for $1.00 and the loans and all other debts payable by VDL to Aryt and Reshef be extinguished.

     In 2002 we had additional other income from outsourcing several of our employees. We also received loans from Nir Or since July 2002 (see below in the liquidity section).

RESULTS OF OPERATIONS

     The following discussion of the financial condition and results of operations of Voice Diary Inc. should be read in conjunction with the Consolidated Financial Statements and the Notes thereto included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002.

YEAR ENDED DECEMBER 31, 2002 COMPARED TO THE YEAR ENDED DECEMBER 31, 2001

     Our revenues decreased by approximately $75,961 (approximately 69%) in the fiscal year ended December 31, 2002 ("FY 2002") over the fiscal year ended December 31, 2001 ("FY 2001"). The reason for this decrease is that our sales of the IMP commenced in December 2001 and during most of 2002 our distributors had inventory from their purchase in December 2001. Another reason is that we had some technical problems with the first units that we shipped and there were many returns of units to the distributors. These problems portrayed negatively on our customers and subdued the early enthusiasm for the IMP. During 2002 we were able to fix all the problems that we encountered earlier and in 2003 we made new shipments to our distributors.

     In 2002 our gross loss was $25,407. In 2001 we had gross profit of $29,000. The decrease in profit was due to the decrease in sales that was not accompanied by a decrease in the fixed costs of manufacturing.

     Research and development expenses decreased by approximately $32,000 (approximately 18%) in FY 2002 over FY 2001 primarily due to closing down most of our R&D activity in the second half of 2002 due to the financial crisis of Aryt.

     Marketing, general and administrative expenses increased by approximately $242,000 (approximately 278%) in FY 2002 compared to the previous year primarily due to the fact that we have expanded our marketing activity in an effort to introduce the IMP aggressively to the market.

     In FY 2002 we had net financial expenses of approximately $142,000. Most of the expenses ($98,000) were related to amortization of a discount on the debt to Aryt. In 2001 we had financial expenses of $24,000 and financial income of $25,000 due to changes in the exchange rate in United States dollars for Israeli new shekels.

     Our net loss in FY 2002 increased by approximately $378,000 (approximately 164%) from FY 2001. The increase is primarily due to the increase in marketing, general and administrative expenses and the increase in financial expenses.

FISCAL YEAR 2001 COMPARED TO FISCAL YEAR 2000

     Our revenues increased by approximately $104,200 (approximately 1,703%) in the fiscal year ended December 31, 2001 ("FY 2001") over the fiscal year ended December 31, 2000 ("FY 2000") due to the commencement of sales of the IMP in December 2001.

     The gross profit as a percentage of sales was approximately 26% in FY 2001 as compared to a gross loss as a percentage of sales of approximately 229% in FY 2000. The increase in FY 2001 was due to a reduction in component costs and increased sales in FY 2001.

     Research and development expenses increased by approximately $94,400 (approximately 118%) in FY 2001 over FY 2000 primarily due to expenses incurred in developing the IMP.

     Marketing, general and administrative expenses decreased by approximately $48,900 (approximately 36%) in FY 2001 compared to the previous year primarily due to the fact that FY 2000 expenses include non-cash expenses (relating to the issuance of warrants to employees and subcontractors). Marketing expenses in the fiscal year ending December 31, 2002 are anticipated to increase as the IMP marketing plan is implemented.

     In FY 2001 we had net financial income of approximately $1,100 as compared to net financial expenses of $117,542 in FY 2000. The decrease in net financial expenses in FY 2001 was due to changes in the exchange rate in United States dollars for Israeli new shekels.

     Our net loss in FY 2001 decreased by approximately $113,500 (approximately 33%) from FY 2000. The decrease was primarily due to an increase in revenues and decreased net financial expenses.

LIQUIDITY

     We have limited financial resources to continue our operations. Ultimately, our ability to continue as a going concern will depend upon our ability to achieve and maintain profitability in the sale of our products. Our independent certified public accountants, stated in their report on our financial statements as of December 31, 2002, December 31, 2001 and December 31, 2000 and for certain periods then ended, that our recurring losses from operations, negative working capital and shareholders' deficiency raise substantial doubt about our ability to continue as a going concern.

     We had a deficit in working capital of $454,757 as of December 31, 2002. We plan to meet our obligations by entering into installment arrangements, by arrangements deferring payments until future financing is obtained or by settlements with creditors.

     Our ability to finance the manufacturing of our products was met mostly by the arrangement we made with Reshef. It was complemented by the arrangement we have with our distributors that payments for shipments are made in two or three equal installments, with the first being made in advance and other installments made 3 months apart. These arrangements should have enabled us to pay for manufacturing. However, since our ability to rely on Reshef as our manufacturer has been jeopardized as explained above, we may be unable to continue to manufacture the IMP.

     Since our disengagement from Aryt has severed our main source of financing in recent years, we have taken several steps to reduce expenses. We have reduced the number of our employees from 10 to 1. Still, with our existing means we cannot sustain our operation any longer than one month. To sustain our operation until September 2003 we need $100,000. This sum includes the offering expenses. We are in advanced negotiations with a group of investors to provide us with these funds. If these negotiations fail, we will most likely not be able to continue operating. We have no assurance that we will be able to raise the necessary funds to keep on going. Because of our strict budget we had to delay payments of salaries for March and April,

     Since July 1, 2002 we have obtained an aggregate of about $100,000 (of which about $37,600 was received after March 31, 2003 in bridge loan financing from an Israeli company called Nir Or Israel Ltd. ("Nir Or") which is a developer and manufacturer of electronic systems for defense applications. The loan was provided under an oral agreement with the lenders. The loan from Nir Or was finalized on May 9, 2003 and turned into paid in capital for shares allocated to the owners of Nir Or, as explained in Item 26. On September 1, 2002, after we started receiving loans from Nir Or, Arie Hinkis, a director and Chief Executive Officer of our company became Vice President of Nir Or for Finance, Human Resources and Business Development. Since January 2003 his salary is being paid directly by Nir Or. Before that, Nir Or paid us for Mr. Hinkis' services.

     We also negotiated with Nir Or with respect to an acquisition by us through a share swap of two small Israeli companies that are being held by the two shareholders of Nir Or. This plan was abandoned. We intend to seek other opportunities to purchase a promising business through a share swap arrangement.

     We are committed to pay royalties on sales of the IMP to two parties at the following annual rates: (1) to the Chief Scientist - 3.5% until payments total payment of about $640,000; and (2) to Aryt - 10% for 3 years or until total payments aggregate of $250,000; thereafter, 6% of sales for two years or until the payments by VDL total $500,000; and thereafter 1% of sales for two more years or until total payments by VDL of an aggregate of $751,000. These commitments place a heavy burden on the Company's cash flow.

CAPITAL RESOURCES

     As of the date of this report we have no material commitments for capital expenditures. However, we do have significant debt service and royalty commitments, as discussed above and herein. To meet these obligations, to finance our negative cash flow from operations and to provide for the development of new models in the Voice Diary line, we will seek to raise money through the sale of our equity in private or public transactions. If we will not be able to raise money through the sales of our equity, we are facing the risk of being unable to continue our operations.

     In August 2001 we received a loan in the amount of approximately $102,000 from the Bank for the Development of Industry in Israel Ltd. ("BDII"). The loan is payable in 36 equal monthly payments of $2,800 starting in September 2002. The loan bears interest at the rate of Libor plus 4% per annum paid monthly. BDII holds a lien on substantially all the assets of VDL. We are now in default on six payments. We have recently asked the bank to permit us to pay only the interest on the loan for six months and resume full payment thereafter. Our request was declined but the bank indicated that there is a possibility to extinguish the debt by an immediate payment of about 60%. We will enter into negotiations with the bank if we will raise sufficient amount of money to execute this possibility. BDII, which is controlled by the government of Israel, has recently stopped regular operation due to severe losses.

     In August 2001 we received a loan from United Mizrahi Bank Ltd ("United Mizrahi"). The balance of the loan as of December 31, 2002 was about $11,322. The loan is payable in 8 monthly payments of about $ 1,500 each. The loan bears interest at the Israeli Prime Interest Rate plus 1.5% per annum. The loan is partially secured by a deposit in the amount of about $5,500. The Israeli Prime Interest Rate is defined below on the next page. We also have an over draft of about $8,500 secured by post dated checks of Nir Or to the same amount held at United Mizrahi. These checks are part of the monies we received from Nir Or as more fully explained in. Item 19: Certain Relationships and Related Transactions. In February 2001 we reached a settlement with Israel Discount Bank Ltd ("IDB"). The settlement finalized a law suit filed by IDB on a debt of about $22,000 that we were in default of payment. Under this settlement we still have to pay monthly principal payments of $630 during 2003 and a final principal amount of $840 in January 2004. Interest will be paid with the final principal payment in January 2004. The loan is not secured.

     VDL has a debt of approximately $32,000 to the Israeli Tax Authority for withholding tax collected from employees that we failed to transfer to the Tax Authority. Our CEO was summoned for interrogation to the Tax Authority and he may face criminal charges. The Tax Authority may try to place a lien on monies entitled to VDL in banks and customers.

     With our existing means we cannot sustain our operation any longer than one month. To sustain our operation until September 2003 we need $100,000. This sum includes the offering expenses. We are in advanced negotiations with a group of investors to provide us with these funds. If these negotiations fail we will most likely not be able to continue operating.



Disclosures About Contractual Obligations as of December 31, 2003

                                                       Payments Due by Period
                                           -----------------------------------------------
Contractual
Obligations                    Total         1-3 Years        4-5 Years      After 5 Years
-------------                 --------       ----------       ---------      -------------
Long-Term Debt                $113,347        $113,347       $     --           $     --
Operating Lease                $11,000        $11,000
Royalties (1)                 $751,000        $250,000       $250,000           $251,000


(1) Based on sales volume. See "Background" above.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     We are exposed to market risk from changes in interest rates and foreign currency exchange rates which may adversely affect our results of operations and financial condition. Our policy is not to use financial instruments for trading purposes or other speculative purposes. We do not use any derivative contracts or other financial instruments to manage risk.

     We are exposed to foreign exchange risk to the extent of adverse fluctuations in the U.S. dollar. Based on historical U.S. currency movement, we do not believe that reasonably possible near-term changes in the U.S. dollar of 10% will result in a material effect on our future earnings, financial position or cash flows.

     We are exposed to financial risks resulting from changes in the exchange rate between the U.S. dollar and the Israeli new shekel, changes in the prime interest rate in Israel and changes in the London Interbank Offered Rate ("LIBOR"). About 85% of our revenues are received in U.S. dollars. About 75% of our debt is linked to the U.S. dollar exchange rate and bears interest based on LIBOR. Most of our expenses (other than salaries) are linked to the U.S. dollar exchange rate. The effect of currency exchange rate fluctuations on our financial results are included in financial expenses (income) net.

     The following table provides information about our debt obligations which are sensitive to changes in interest rates at December 31, 2002. The information is the principal cash flows and weighted interest rates by expected maturity dates.

LONG-TERM DEBT (IN U.S. DOLLARS)
                                               2003              2004             2005
                                          ---------------  ----------------  ---------------
       Variable rate (in U.S. dollars)          40,534           33,845              20,046
                         Interest rate       LIBOR + 4%       LIBOR + 4          LIBOR + 4%

   Fixed rate (in new Israeli shekels)          11,322
                        Interest rate*         IP+1.5%

Variable rate (in new Israeli shekels)           7,600
                         Interest rate            6.85

                                                 ------          ------              ------
                                                 59,456          33,845              20,046
                                                 ======          ======              ======

*IP-Israel Prime Interest Rate set from time to time by the Bank of Israel. On December 31, 2002 the IP was 10.4% per annum.

EMPLOYEES

     We employ at present only one full time employee who is the Operations Manager of VDL. He is working out of our Israeli office. Our President was recently granted a working visa in the United States and if we are able to raise money in the United States to finance our future plans he will be spending about half of his time in the United States running our local operations there.


ITEM 18. DESCRIPTION OF PROPERTY.

     We lease approximately 400 square feet of office space in the Shaar Yoqneam Industrial Park, Yoqneam, Israel for approximately $350 per month. The original term of the lease has expired and we intend to negotiate a new lease for the premises.

     Under oral arrangements with our US distributor we are provided marketing offices in Jericho, New York on a rent-free basis. This arrangement may be terminated immediately at any time.


ITEM 19. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     Since January 1, 2001 we have entered into several transactions with our former controlling stockholder, Aryt. On June 30, 2002 Aryt sold us Aryt's entire investment in VDL for $1.00 and also entered into an agreement with us under which we agreed to pay to Aryt royalties from the sale of VDL's products up to an aggregate amount of $751,000 in exchange for the cancellation of all the loans and all other debts payable by VDL to Aryt and Reshef, a subsidiary of Aryt. On June 30, 2002 Aryt and us also agreed that an agreement entered into on February 13, 2002 which provided for a one year credit line of $425,000 from Aryt to VDL be terminated.

     For additional information concerning transactions between Aryt and the Company, see the "Management's Discussion and Analysis or Plan of Operations" contained in Item 6 and Notes 8A, 9 and 17 of Notes to the Company's Consolidated Financial Statements contained in Item 22.

     Since July 1, 2002 we have obtained an aggregate of $100,000 (of which about $52,000 was received after December 31, 2002) in bridge loan financing from an Israeli company called Nir Or Israel Ltd ("Nir Or") which is a developer and manufacturer of electronic systems for defense applications. The loan was provided under an oral agreement with the lenders. On May 9, 2003 we signed share purchase agreements with Nathan Tarter and Mr. Ofer Yonach, who are the owners of Nir Or. Under these agreements we allocated to Mr. Tarter 1,346,405 Class A Common Shares and Mr. Yonach 673,202 Class A Common Shares. The shares were allocated for a price of approximately $0.05 per share. The parties and Nir Or agreed in a separate agreement that the loan will become payments for said shares on behalf of Messrs Tarter and Yonach.

     On October 1, 2002, after we started receiving loans from Nir Or, Arie Hinkis, director and President of our company also became Vice President of Nir Or for Finance, Human Resources and Business Development. Since January 2003 his salary is being paid directly by Nir Or.


ITEM 20. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

MARKET INFORMATION

     As of the date of this registration statement, there is no public market for our common stock. This registration statement is a step toward enhancing the public market for our common stock which may increase the liquidity of our shares. However, there can be no assurance that a meaningful trading market will develop. We make no representation about the value of our common stock.

HOLDERS

     As of the date of this registration statement, we have 2,726,470 shares of $0.01 par value Class A common stock issued and outstanding held by 7 shareholders of record and 2,400 shares of $0.01 par value Class B common stock issued and outstanding held by 1 shareholder of record.

DIVIDENDS

     We have never declared or paid any cash dividends on our common stock. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of its business, and we do not anticipate paying any cash dividends on our common stock. Any future determination to pay dividends will be at the discretion of the board of directors and will be dependent upon then existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the board of directors considers relevant.


ITEM 21. EXECUTIVE COMPENSATION.

     The following summary compensation table shows the compensation paid during the last three fiscal years to the Company's chief executive officer. No executive officer received salary and bonus during the fiscal year ended December 31, 2002 in an aggregate amount which exceeded $100,000.

SUMMARY COMPENSATION TABLE

                                  ANNUAL COMPENSATION                LONG TERM COMPENSATION
                                  -------------------                ----------------------
                                                                       OTHER ANNUAL AWARDS
NAME AND PRINCIPAL POSITION         YEAR     SALARY     COMPENSATION                  RESTRICTED STOCK
---------------------------         ----    --------    ------------                  ----------------
Arie Hinkis                         2002    $98,221         $  0                                  0
President and                       2001    $33,280         $  0                                  0
Chief Executive Officer             2000    $0              $  0                          $  45,000(1)

(1) In 2000 and 1999, VDL issued to Mr. Hinkis warrants to purchase an aggregate of 233,990 ordinary shares of VDL. These warrants were subsequently exchanged for an aggregate of 2,400 preferred shares of VDL and which were in turn exchanged for an aggregate of 2,400 shares of Class B Stock of the Company.

EMPLOYMENT AND MANAGEMENT AGREEMENTS

     Arie Hinkis is employed by Voice Diary Inc. pursuant to an employment agreement dated July 3, 2002. The agreement provides that Mr. Hinkis will be paid a salary at the rate of $40,000 per year plus a bonus to be determined in the sole discretion of the Board of Directors (Mr. Hinkis is the sole member of the Board of Directors). From the formation of Voice Diary Inc. until now, Mr. Hinkis did not receive any payment from us. The amount accrued for his salary is included in our financial reports under "Accrued Expenses". Mr. Hinkis is employed by VDL pursuant to an employment agreement dated March, 2001 which agreement was amended in December 2001. Under such amended agreement Mr. Hinkis is paid a monthly salary of 20,000 Israeli new shekels (approximately $4,193) and provided certain fringe benefits including the use of an automobile leased by us. The employment agreement does not have a stated term. In January 2003 Mr. Hinkis became an employee of Nir Or and stopped receiving salary from VDL.

DIRECTORS' COMPENSATION

     We currently have only one director who is also an employee, and is not paid separately for his services as a director. We do not currently have any formal policy as to the compensation we would offer independent directors.

2003 STOCK OPTION PLAN

     In May 2003, the our stockholders approved the 2003 Stock Option Plan (the "Plan") for the grant of stock options and stock purchase rights to employees and to service providers and incentive stock options to employees. The maximum aggregate number of shares subject to the Plan is 1,000,000 shares of Class A common stock. The options are subject to the provisions of Section 102 of the Israeli Tax Ordinance, or Section 3(i) of the Ordinance, as applicable. The options and rights and the underlying shares are subject to certain limitations as detailed in the Plan. The stock purchase rights agreement may grant us a repurchase option exercisable upon termination of the purchaser's service with the Company. In the case of certain mergers or acquisitions, unvested options will fully vest, in the event that the successor company will refuse to assume or substitute the award.

     The Company has not yet granted any options or rights under this plan.


ITEM 22. FINANCIAL STATEMENTS.

     The  following   financial   statements   are  included  as  part  of  this
registration statement:

1. Audited Consolidated Financial Statements as of the year ended December 31, 2002.

2. Interim Condensed Consolidated Unaudited Financial Statement as of the quarter ended March 31, 2003.


ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     We have had no changes in or disagreements with our independent accountant. Brightman Almagor & Co., a member firm of Deloitte Touche Tohmatsu, has been our independent auditors since inception.

                                VOICE DIARY INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                        CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2002

                                VOICE DIARY INC.
                          (A DEVELOPMENT-STAGE COMPANY)




       INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS




                                                                                              Page
                                                                                              ----
 INDEPENDENT AUDITORS' REPORT                                                                  F3

 CONSOLIDATED FINANCIAL STATEMENTS:

 Consolidated Balance Sheets as of December 31, 2002 and 2001                                  F4

 Consolidated  Statements of Operations for the years ended  December 31, 2002,  2001 and 2000 and the  cumulative  period from October 1, 1993 (date of  commencement  of
 operations) to December 31, 2002                                                              F5

 Statement of  Shareholders'  Deficiency for the period from October 1, 1993 (date of
 commencement of operations) to December 31, 2002                                            F6 - F8

 Consolidated  Statements of Cash Flows for the years ended  December 31, 2002,  2001 and 2000 and the  cumulative  period from October 1, 1993 (date of  commencement  of
 operations) to December 31, 2002                                                           F9 - F10

 Notes to the Consolidated Financial Statements                                            F11 - F30


                                       F2

                          INDEPENDENT AUDITORS' REPORT

TO THE SHAREHOLDERS OF
VOICE DIARY INC.

We have audited the accompanying consolidated balance sheets of Voice Diary Inc. (a development stage company) ("the Company") and its subsidiary as of December 31, 2002 and 2001, and the related consolidated statements of operations, shareholders' deficiency, and cash flows for each of the three years in the period ended December 31, 2002 and for the cumulative period from October 1, 1993 (date of commencement of operations) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and its subsidiary as of December 31, 2002 and 2001, and their consolidated results of operations and cash flows for each of the three years in the period ended December 31, 2002 and for the cumulative period from October 1, 1993 to December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's recurring losses from operations, working capital deficit and shareholders' deficiency raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Brightman Almagor & Co.
Certified Public Accountants
Member firm of Deloitte Touche Tohmatsu
Haifa, Israel
March 26, 2003

                                       F3

                                VOICE DIARY INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEETS

                                                                                             December 31
                                                                                      2 0 0 2          2 0 0 1
                                                                                     -----------    -----------
CURRENT ASSETS
Cash and cash equivalents                                                            $    13,019    $   117,805
Trade accounts receivable                                                                  3,309         65,970
 Other receivables and prepaid expenses (Note 3)                                          10,004         29,363
                                                                                     -----------    -----------
                                                                                          26,332        213,138
                                                                                     -----------    -----------
FIXED ASSETS, NET (Note 4)                                                                37,593         11,604
                                                                                     -----------    -----------
                                                                                     $    63,925    $   224,742
                                                                                     ===========    ===========
CURRENT LIABILITIES
Short-term bank borrowings and current portion of long term debt                     $    71,554    $    44,330
Short-term loans from Related Party (Note 15)                                               --          357,672
Trade accounts payable                                                                    37,447        197,249
Accrued expenses                                                                         220,886        180,542
Related parties                                                                             --            4,929
Bridge loan                                                                               47,975           --
Other payables (Note 5)                                                                  103,227         35,291
                                                                                     -----------    -----------
                                                                                         481,089        820,013
                                                                                     -----------    -----------
LONG TERM LIABILITIES
Long term loans from banks (Note 6)                                                       53,891        108,443
Liabilities for severance pay (Note 7)                                                     6,216          1,761
                                                                                     -----------    -----------
                                                                                          60,107        110,204
                                                                                     -----------    -----------
COMMITMENTS & CONTINGENCIES  (Note 8)
SHAREHOLDERS' DEFICIENCY  (Note 9)
Share capital:
  Shares of Class A Common Stock $0.01 par value
  (Authorized -10,000,000 shares as of December 31, 2002 and 2001
   Issued and  Outstanding - 634,863 shares as of December 31, 2002 and 736,531            6,349          7,365
  shares as of December 31, 2001)
  Shares of Class B Common Stock $ 0.01 par value
(Authorized - 10,000 shares,  Issued and Outstanding - 2,400 shares as of December
31, 2002 and 2001)                                                                            24             24
Additional paid-in capital                                                             2,042,220      1,203,489
Deficit accumulated during the development stage                                      (2,525,864)    (1,916,353)
                                                                                     -----------    -----------
                                                                                        (477,271)      (705,475)
                                                                                     -----------    -----------

                                                                                     -----------    -----------
                                                                                     $    63,925    $   224,742
                                                                                     ===========    ===========



              March 26, 2003
            --------------------
            Approval date of the
            financial statements
The accompanying notes are an integral part of the financial statements.

                                       F4

                                VOICE DIARY INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                               CUMULATIVE FROM
                                                                               OCTOBER 1, 1993
                                                                                  (DATE OF
                                                                                COMMENCEMENT
                                                                                OF OPERATIONS)
                                          YEAR ENDED DECEMBER 31                TO DECEMBER 31,
                                 -------------------------------------------  -----------------
                                   2 0 0 2         2 0 0 1        2 0 0 0            2 0 0 2


REVENUES (NOTE 10)               $    34,002    $   109,963    $     5,778      $ 640,963

Cost of revenues (Note 11)            59,409         81,036         19,062        581,242
                                 -----------    -----------    -----------      ---------
GROSS PROFIT (LOSS)                  (25,407)        28,927        (13,284)        59,721

Operating costs and  expenses

 Research and development
  expenses (Note 12)                 142,581        174,116         79,700      1,114,694

 Marketing, general and
  administrative expenses
    (Note 13)                        329,136         86,978        135,831      1,143,429
                                 -----------    -----------    -----------     ----------
 OPERATING LOSS                     (497,124)      (232,167)      (228,815)    (2,198,402)

 Financial expenses  (Note 14)       142,327         24,132        117,542        388,710

 Financial income                       (582)       (25,212)          --          (30,162)

 Other income, net (Note 16)         (29,358)          --           (1,756)       (31,086)
                                 -----------    -----------    -----------    -----------
 LOSS FOR THE PERIOD             $  (609,511)   $  (231,087)   $  (344,601)   $(2,525,864)
                                 ===========    ===========    ===========    ===========
 LOSS PER SHARE:
 Basic and diluted               $     (0.96)   $     (0.36)   $     (1.76)
                                 ===========    ===========    ===========

 Number of shares used in
   computing basic and
     diluted loss per share          637,263        637,263        195,951
                                 ===========    ===========    ===========


The accompanying notes are an integral part of the financial statements.

                                       F5

                                VOICE DIARY INC.
                          A DEVELOPMENT-STAGE COMPANY)
                      STATEMENT OF SHAREHOLDERS' DEFICIENCY

                                       NUMBER OF SHARES     NUMBER OF SHARES                             DEFICIT
                                      -------------------  ------------------                           ACCUMULATED
                                                           CLASS A     CLASS B             ADDITIONAL    DURING THE     TOTAL
                                      COMMON    PREFERRED  COMMON     COMMON      SHARE     PAID-IN     DEVELOPMENT   SHAREHOLDERS'
                                      STOCK       STOCK     STOCK      STOCK     CAPITAL    CAPITAL        STAGE       DEFICIENCY
                                      ------    ---------  -------    -------    -------   ----------  -----------   -------------
BALANCE -OCTOBER 1, 1993 (DATE OF
COMMENCEMENT OF OPERATIONS)               --           --       --         --         --          --            --            --

Changes in 1993:

Issuance of Common Stock              15,000                                      $  527   $  45,736                  $   46,263

Net income for the year                                                                                      1,209         1,209
                                      ------    ---------  -------    -------    -------   ----------  -----------   -------------
BALANCE- DECEMBER 31, 1993            15,000                                         527      45,736         1,209        47,472

Changes in 1994:

Loss for the year                                                                                          (51,609)      (51,609)
                                      ------    ---------  -------    -------    -------   ----------  -----------   -------------
BALANCE- DECEMBER 31, 1994            15,000                                         527      45,736       (50,400)       (4,137)

Changes in 1995:

Issuance of Common Stock               1,200                                          39      43,647                      43,686

Loss for the year                                                                                          (99,244)      (99,244)
                                      ------    ---------  -------    -------    -------   ----------  -----------   -------------
BALANCE- DECEMBER 31, 1995            16,200                                         566      89,383      (149,644)      (59,695)

Changes in 1996:

Issuance of Common Stock               8,800                                         273     224,089                     224,362

Loss for the year                                                                                         (147,481)     (147,481)
                                      ------    ---------  -------    -------    -------   ----------  -----------   -------------

BALANCE- DECEMBER 31, 1996            25,000                                         839     313,472      (297,125)       17,186

Changes in 1997:

Issuance of Common Stock               8,160                                         236     265,789                     266,025

Loss for the year                                                                                        (405,106)      (405,106)
                                      ------    ---------  -------    -------    -------   ----------  -----------   -------------

BALANCE- DECEMBER 31, 1997            33,160           --       --         --    $ 1,075   $ 579,261   $(702,231)     $ (121,895)
                                      ======    =========  =======    =======    =======   ==========  ===========   =============

The accompanying notes are an integral part of the financial statements.

                                       F6

                                VOICE DIARY INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                  STATEMENT OF SHAREHOLDERS' DEFICIENCY (CONT.)


                                      NUMBER OF SHARES     NUMBER OF SHARES                              DEFICIT
                                   ---------------------  ------------------                          ACCUMULATED
                                                          CLASS A    CLASS B             ADDITIONAL    DURING THE       TOTAL
                                      COMMON   PREFERRED  COMMON      COMMON    SHARE     PAID-IN     DEVELOPMENT    SHAREHOLDERS'
                                      STOCK      STOCK     STOCK      STOCK     CAPITAL    CAPITAL       STAGE       DEFICIENCY
                                   ----------  ---------  -------    -------   --------  ----------   -----------    -------------
BALANCE- DECEMBER 31, 1997             33,160        --        --         --   $  1,075  $   579,261   $ (702,231)   $   (121,895)

Changes in 1998:

Issuance of Common Stock               87,480                                     2,275      199,838                      202,113

Issuance of options to employees                                                               3,600                        3,600

Loss for the year                                                                                         (278,459)      (278,459)
                                   ----------  ---------   -------    -------   --------  ----------   -----------    ------------
BALANCE- DECEMBER 31, 1998            120,640                                     3,350      782,699      (980,690)      (194,641)

Changes in 1999:

Issuance of Common Stock                7,630                                       179       21,757                       21,936

 Issuance of options to a related
   party                                                                                     161,970                      161,970

Issuance of options to employees                                                              37,894                       37,894

Loss for the year                                                                                         (359,975)      (359,975)
                                   ----------  ---------   -------    -------   --------  ----------   -----------    ------------
BALANCE- DECEMBER 31, 1999            128,270                                     3,529    1,004,320    (1,340,665)      (332,816)

CHANGES IN 2000:

Issuance of Common Stock              213,718                                     5,238       48,210                       53,448

 Issuance of Common Stock pursuant
   to financing agreement             300,000                                     7,317       66,722                       74,039

 Issuance of options for services
   rendered                                                                                   30,145                       30,145

 Issuance of options to a related
   party                                                                                      45,000                       45,000

Issuance of options to employees                                                               5,391                        5,391

Issuance of Preferred Stock                       2,400                               6           --                            6

Loss for the year                                                                                         (344,601)      (344,601)
                                   ----------  ---------   -------    -------   --------  ----------   -----------    ------------
                                      641,988     2,400         --         --    16,090    1,199,788    (1,685,266)      (469,388)
 Adjustment due to reorganization
   under common control              (641,988)   (2,400)   736,531      2,400    (8,701)       8,701
                                   ----------  ---------   -------    -------   --------  ----------   -----------     -----------

BALANCE- DECEMBER 31, 2000                 --        --    736,531      2,400   $ 7,389  $ 1,208,489   $(1,685,266)    $ (469,388)
                                   =========== ==========  ========   ========  ========  ===========  ============    ===========

    The accompanying notes are an integral part of the financial statements.


                                       F7

                                VOICE DIARY INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                  STATEMENT OF SHAREHOLDERS' DEFICIENCY (CONT.)


                                    NUMBER OF SHARES       NUMBER OF SHARES                                DEFICIT
                                                                                                         ACCUMULATED
                                                          CLASS A      CLASS B               ADDITIONAL     DURING THE    TOTAL
                                     COMMON PREFERRED   COMMON       COMMON    SHARE       PAID-IN     DEVELOPMENT    SHAREHOLDERS'
                                     STOCK    STOCK      STOCK       STOCK     CAPITAL     CAPITAL        STAGE       DEFICIENCY
                                   -------- ---------  --------      -------   -------     ---------   ------------   -------------
BALANCE- DECEMBER 31, 2000               --      --     736,531        2,400    $ 7,389   $1,208,489    $(1,685,266)    $ (469,388)

Changes in 2001:

 Cost related to previous year
   issuances                                                                                  (5,000)                       (5,000)

Loss for the year                                                                                          (231,087)      (231,087)
                                   -------- --------   --------      -------    -------     ---------   ------------     ----------
BALANCE- DECEMBER 31, 2001               --      --     736,531        2,400      7,389     1,203,489    (1,916,353)      (705,475)

Changes in 2002:

Issuance of Common Stock                                 65,177                     652       64,525                        65,177

 Issuance of Common Stock                                98,249                     982       97,267                        98,249
  pursuant to financing agreement

 Waiver of loan by Related Party                                                             649,289                       649,289

 Waiver of shares by principal
   shareholder                                         (265,094)                 (2,650)       2,650

 Issuance of options for services
   rendered                                                                                   25,000                        25,000

Loss for the year                                                                                          (609,511)      (609,511)
                                   -------- --------   --------      -------    -------    ----------   ------------   ------------
Balance December 31, 2002                --      --     634,863        2,400    $ 6,373    $2,042,220   $(2,525,864)   $  (477,271)
                                   ======== ========   ========      =======    =======    ==========   ============  =============


                                       F8

                                VOICE DIARY INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                                                   CUMULATIVE FROM
                                                                                                   OCTOBER 1, 1993
                                                                                                     (DATE OF
                                                                                                   COMMENCEMENT
                                                                                                   OF OPERATIONS)
                                                                YEAR ENDED DECEMBER 31             TO DECEMBER 31,
                                                         --------------------------------------- -----------------
                                                         2 0 0 2       2 0 0 1        2 0 0 0           2 0 0 2
CASH FLOWS - OPERATING ACTIVITIES
Loss for the period                                     $(609,511)     $(231,087)     $(344,601)   $(2,525,864)
Adjustments to reconcile loss to net
  cash used in operating activities (Appendix A)          157,848         67,667        289,949        944,161
                                                        ---------      ---------      ---------     ----------
Net cash used in operating activities                    (451,663)      (163,420)       (54,652)    (1,581,703)
                                                        ---------      ---------      ---------     ----------
CASH FLOWS - INVESTING ACTIVITIES
Purchase of fixed assets                                  (33,713)        (7,189)          --         (156,239)
Proceeds from sale of fixed assets                           --             --            1,805          2,503
                                                        ---------      ---------      ---------     ----------

Net cash (used in) provided by investing activities       (33,713)        (7,189)         1,805       (153,736)
                                                        ---------      ---------      ---------     ----------
CASH FLOWS - FINANCING ACTIVITIES
Proceeds from long-term loans                                --          118,114         30,932        210,858
Repayment of long-term loans                              (26,128)        (4,050)       (34,896)       (93,505)
Short-term bank credit, net                                 1,949       (130,947)       (49,911)        12,098
Short-term loans from Related Party                       291,617        302,200         55,472        649,289
Bridge loan                                                47,975           --             --           47,975
Issuance of shares                                         65,177           --           57,180        921,743
Costs related to previous year's shares issues               --           (5,000)          --             --
                                                        ---------      ---------      ---------     ----------
Net cash provided by financing activities                 380,590        280,317         58,777      1,748,458
                                                        ---------      ---------      ---------     ----------
Increase (decrease) in cash and cash equivalents         (104,786)       109,708          5,930         13,019
Cash and cash equivalents - beginning of period           117,805          8,097          2,167           --
                                                        ---------      ---------      ---------     ----------
Cash and cash equivalents - end of period               $  13,019      $ 117,805      $   8,097    $    13,019
                                                        =========      =========      =========     ==========


    The accompanying notes are an integral part of the financial statements.

                                       F9

                                VOICE DIARY INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                                      CUMULATIVE FROM
                                                                                                      OCTOBER 1, 1993
                                                                                                         (DATE OF
                                                                                                       COMMENCEMENT
                                                                                                       OF OPERATIONS)
                                                                 YEAR ENDED DECEMBER 31                TO DECEMBER 31,
                                                        -------------------------------------          ---------------
                                                         2 0 0 2        2 0 0 1       2 0 0 0             2 0 0 2
APPENDIX A -
------------
ADJUSTMENTS TO RECONCILE LOSS TO
  NET CASH FROM OPERATING ACTIVITIES

INCOME AND EXPENSE ITEMS NOT
  INVOLVING CASH FLOWS:

Depreciation and amortization                           $   7,724        $   2,951        $  13,503        $ 117,871
Exchange-rate (gain) loss                                  (3,149)          (2,567)             277           (4,006)
Liabilities for severance pay                               4,455            1,761             --              6,216
Gain on sale of fixed assets                                 --               --             (1,757)          (1,728)
Non-cash compensation expenses                            123,249             --            150,848          477,561
                                                        ---------        ---------        ---------        ---------
                                                          132,279            2,145          162,871          595,914
                                                        ---------        ---------        ---------        ---------
Changes in operating assets and liabilities:

Decrease (increase) in trade accounts receivable           62,661          (65,737)              66           (3,309)
Decrease (increase) in receivables and other current
  assets
                                                           19,359          (28,740)           2,027          (10,004)
Decrease in inventories                                      --               --             40,496             --
Increase (decrease) in trade accounts payable            (159,802)         165,901           (5,853)          37,447
Increase (decrease) in payables and other current
  liabilities                                             103,351           (5,902)          90,342          324,113
                                                        ---------        ---------        ---------        ---------
                                                           25,569           65,522          127,078          348,247
                                                        ---------        ---------        ---------        ---------

                                                        ---------        ---------        ---------        ---------
                                                        $ 157,848        $  67,667        $ 289,949        $ 944,161
                                                        =========        =========        =========        =========

Appendix B -

Non cash transactions
Waiver of loan by principal shareholder
  in exchange for rights to royalties                   $ 649,289        $    --          $     --         $ 649,289
                                                        =========        =========        =========        =========
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest                                                $  13,485        $  12,605        $  36,398        $ 140,006
                                                        =========        =========        =========        =========

The accompanying notes are an integral part of the financial statements.

                                      F10

                                VOICE DIARY INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - GENERAL

A. GENERAL

     Voice Diary Inc. ("the Company") was incorporated in the State of Delaware on February 26, 2002. In June and July 2002, the Company acquired approximately 99% of the outstanding shares of Voice Diary Ltd., an Israeli corporation ("the Subsidiary"), through an exchange of shares of the Company with former shareholders of the Subsidiary. Under generally accepted accounting principles, the transaction was accounted for as a reorganization under common control and accordingly, the financial statements represent the consolidated financial position, operating results and cash flows of the Company and the Subsidiary for all periods from inception of the subsidiary. The Subsidiary began its operations in October 1, 1993 and has been in the development stage since then.

     The Company, through its Subsidiary, is developing and marketing a line of personal digital assistants ("PDAs") which have a voice user interface and provide the user with a full range of personal information management applications, including a talking diary, telephone book, daily pad and other advanced features. The voice user interface enables the visually impaired to use PDA technology by removing obstacles to use inherent in conventional display-based products.

B. GOING CONCERN

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company's accumulated deficit as of December 31, 2002 of $2,525,864 and working capital deficit as of December 31, 2002 of $454,757 raise substantial doubt about its ability to continue as a going concern.

     In addition, in the second half of 2002 the Company operations were carried out with a significantly reduced staff.

     The ability of the Company to continue as a going concern is dependent upon the successful completion of the Company's development program and, ultimately, the attainment of profitable operations which are contingent upon future events, including maintaining adequate financing to fulfill its development activities, and achieving a level of sales adequate to support the Company's expense structure.

     The Company plans to meet its obligations by entering into installment arrangements, by arrangements deferring payments until future financing is obtained and/or by settlements with creditors.

                                      F11

                                VOICE DIARY INC.
                         (A DEVELOPMENT-STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - GENERAL (CONT.)

     C.   OTHER RISK FACTORS

          1. The Company's sales have been to a small number of main customers (see Note 10).

          2. In accordance with a subcontracting agreement between Reshef (a subsidiary of Aryt -Subsidiary's former parent company) and the Subsidiary, Reshef agreed to manufacture 2,200 Voice Diary IMP units for the Subsidiary. In February 2003 Reshef closed its manufacturing plant. It is possible that Reshef will not carry out the next manufacturing runs of the Subsidiary's products or furnish the components to the Subsidiary for assembly.(see Note
               8E).


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

     A. GENERAL

          The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

     B. PRINCIPLES OF CONSOLIDATION

          The Company's consolidated financial statements include the financial statements of the Company and its wholly owned Subsidiary in Israel, after elimination of material intercompany transactions and balances.

     C. FUNCTIONAL CURRENCY AND FOREIGN CURRENCY TRANSLATION

          The currency of the primary economic environment in which the operations of the Company and its Subsidiary are conducted is the U.S. dollar ("dollar"). Therefore, the Company uses the dollar as its functional and reporting currency. Certain of the dollar amounts in the financial statements may represent the dollar equivalent of other currencies, and may not necessarily be exchangeable for dollars.

          Transactions and balances denominated in dollars are presented at their dollar amounts. Non-dollar transactions and balances are remeasured into dollars in accordance with the principles set forth in Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation," of the Financial Accounting Standards Board ("FASB"). Transaction gains and losses are reflected in net financing expenses.

                                      F12

                                VOICE DIARY INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

          D.   DEVELOPMENT STAGE COMPANY

               Since its inception, the Company's efforts have been devoted to research and development. The financial statements are therefore presented in accordance with the principles of SFAS No. 7 of the FASB - "Accounting and Reporting by Development-Stage Enterprises."

          E. USE OF ESTIMATES

               The preparation of financial statements in accordance with generally accepted accounting principles requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities as well as disclosure of contingent assets and liabilities at the balance sheet date and the reported amounts of income and expenses during the reporting period. Actual results may vary from these estimates.

          F. CASH AND CASH EQUIVALENTS

               Cash and cash equivalents include bank demand deposits and short-term unrestricted deposits having original maturity dates not exceeding three months from the date of deposit.

          G. FIXED ASSETS

               1.   Fixed assets are presented at cost less depreciation.

               2. Annual depreciation is computed based on the straight-line method over the estimated useful lives of the assets, as follows:


                                                                    Years
                                                                    -----
                          Fixtures                                    10
                          Office furniture                            10
                          Computer equipment and software             3


               Management reviews fixed assets for impairment when circumstances or events indicate that the carrying amount of the asset may not be recoverable. If the sum of undiscounted cash flows is less than the carrying amount, an impairment loss is recognized at an amount by which the carrying amount of the asset exceeds its fair value based on discounted cash flows.


                                       F13

                                VOICE DIARY INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

               H. REVENUE RECOGNITION

                    The Company recognizes revenue upon the shipment of its products to the customer provided that persuasive evidence of an arrangement exists, title has transferred, the price is fixed, collection of resulting receivables is probable and there are no remaining significant obligations.

               I.   RESEARCH AND DEVELOPMENT COSTS

                    Research and development costs are charged to operations as incurred.

               J. DEFERRED INCOME TAXES

                    The Company accounts for income taxes utilizing the asset and liability method in accordance with SFAS No. 109, "Accounting for Income Taxes". Current tax liabilities are recognized for the estimated taxes payable on tax returns for the current year. Deferred tax liabilities or assets are recognized for the estimated future tax effects attributable to temporary differences between the income tax bases of assets and liabilities and their reported amounts in the financial statements, and for tax loss carryforwards. Measurement of current and deferred tax liabilities and assets is based on provisions of enacted tax laws, and deferred tax assets are reduced, if necessary, by the amount of tax benefits, the realization of which is not considered likely based on available evidence.

               K.   FAIR VALUE OF FINANCIAL INSTRUMENTS

                    The financial instruments of the Company consist mainly of cash and cash equivalents, current accounts receivable, accounts payable and accruals. Due to the relatively short period to maturity, the fair value of the financial instruments included in the working capital of the Company approximates their carrying amounts.

               L. NET LOSS PER SHARE

                    Loss per share has been computed in accordance with SFAS No. 128, "Earnings per Share". Potential securities have been excluded from the diluted loss per share computation for the years ended December 31, 2002, 2001, and 2000 due to the anti-dilutive effect.


                                      F14

                                VOICE DIARY INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (CONT.)

          M. STOCK- BASED COMPENSATION

               The Subsidiary accounts for employee stock-based compensation in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and the FASB interpretations thereof. Pursuant to those accounting pronouncements, the Subsidiary records compensation for share options granted to employees at the date of grant based on the difference between the exercise price of the options and the market value of the underlying shares at that date. Due to the terms of the grants, the fair value of the compensation in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation" approximates the values computed in accordance with APB No. 25. The Subsidiary accounts for stock-based compensation to non-employees in accordance with SFAS No. 123.


          N. EFFECTS OF RECENTLY ISSUED ACCOUNTING STANDARDS

               In August 2001, the FASB issued SFAS No.143, "Accounting for Asset Retirement Obligations". SFAS No 143 applies to legal obligations associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development or normal operation of a long-lived asset. SFAS No 143 requires that estimated asset retirement costs be measured at their fair values and recognized as assets and depreciated over the useful life of the related asset. Similarly, liabilities for the present value of asset retirement obligations are to be recognized and accreted as interest expense each year to their estimated future value until the asset is retired. These provisions will be applied to existing asset retirement obligations as of the adoption date as a cumulative effect of a change in accounting policy. SFAS No. 143 is effective for the Company's fiscal years beginning January 1, 2003. SFAS No. 143 will not have a material effect on the Company's consolidated results of operations and financial position.

               In June 2002, the FASB issued Statement of Financial Accounting Standards No. 146 "Accounting for Costs Associated with Exit or Disposal Activities". SFAS No. 146 requires that a liability for costs associated with an exit or disposal activity be recognized only when the liability is incurred, rather than at the date of an entity's commitment to an exit plan. SFAS 146 requires that the liability be initially measured at fair value. SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The Company believes that the adoption of SFAS 146 will not have a material effect on the financial statements.


                                      F15

                                VOICE DIARY INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 2 -      SIGNIFICANT ACCOUNTING POLICIES (CONT.)

     N. EFFECTS OF RECENTLY ISSUED ACCOUNTING STANDARDS (CONT.)

          In November 2002, FASB Interpretation No. ("FIN") 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" was issued. This interpretation requires elaborating on the disclosures that must be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The disclosure requirements of this Interpretation are effective for statements issued after December 15, 2002 and its recognition requirements are applicable for guarantees issued or modified after December 31, 2002. Management believes that the adoption of FIN 45 will not have a material effect on the financial statements.

          In December 2002, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards Board ("SFAS") No. 148, "Accounting for Stock-Based Compensation -- Transition and Disclosure -- an amendment of FASB Statement No. 123." SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based
          Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company is required to follow the prescribed format and provide the additional disclosures required by SFAS No. 148 in its annual financial statements for the year ended December 31, 2002 and must also provide the disclosures in its quarterly reports containing condensed financial statements for interim periods beginning with the quarterly period ended March 31, 2003.





                                      F16

                                VOICE DIARY INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 3 - OTHER RECEIVABLES AND PREPAID EXPENSES

                                                                                       AS OF DECEMBER 31
                                                                                     ----------------------
                                                                                     2 0 0 2        2 0 0 1
                                                                                     --------     ---------
               Prepaid expenses                                                      $   8,316    $   4,582
               Government institutions                                                   1,688       24,781
                                                                                     ---------    ---------
                                                                                     $  10,004    $  29,363
                                                                                     =========    =========

NOTE 4 - FIXED ASSETS,NET

                                                                                       AS OF DECEMBER 31
                                                                                     ----------------------
                                                                                     2 0 0 2        2 0 0 1
                                                                                     ---------    ---------
               Cost:
               Computers and software                                                $ 108,595    $  99,606
               Fixtures                                                                 31,099        6,799
               Office furniture                                                          2,858        2,434
                                                                                     ---------    ---------
                                                                                       142,552      108,839
                                                                                     ---------    ---------
               Accumulated depreciation:
               Computers and software                                                  (98,148)     (93,477)
               Fixtures                                                                 (5,860)      (3,044)
               Office furniture                                                           (951)        (714)
                                                                                     ---------    ---------
                                                                                      (104,959)     (97,235)
                                                                                     ---------    ---------
               Net                                                                   $  37,593    $  11,604
                                                                                     =========    =========


NOTE 5 - OTHER PAYABLES

                                                                                       AS OF DECEMBER 31
                                                                                     ----------------------
                                                                                     2 0 0 2        2 0 0 1
                                                                                     ---------    ---------

               Employees and payroll accruals                                        $  67,975   $  15,103
               Customer advances                                                        14,343          --
               Fund for the Encouragement of Marketing *                                20,188      20,188
               Others                                                                      721          --
                                                                                     ---------    ---------
                                                                                     $ 103,227    $  35,291
                                                                                     =========    =========

* Claim for refund of amounts received by the Subsidiary from the fund by the Ministry of Industry and Trade.

                                      F17

                                VOICE DIARY INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


NOTE 6 - LONG TERM LOANS FROM BANKS

                                                                        RATE OF                AS OF DECEMBER 31
                                                                       --------             ------------------------
                                                                       INTEREST             2 0 0 2          2 0 0 1
                                                                       --------             -------          -------
                                                                           %
                                                                       --------
             Loans in new Israeli shekels
             (Fixed rate)                                                 6.85              $   7,600       $ 13,134

             Loans in new Israeli shekels
             (Variable rate)                                            IP*+1.5%               11,322         27,339

             Loans in U.S. dollars                                      Libor+4%               94,425        102,151
                                                                                            ---------      ---------
                                                                                              113,347        142,624

             Less current maturities                                                           59,456         34,181
                                                                                            ---------      ---------
                                                                                            $  53,891      $ 108,443
                                                                                            =========      =========

* IP - Israeli Prime Interest Rate, set from time to time by the Bank of Israel. On December 31, 2002, the IP was 10.4%.

Interest on the fixed rate loan will be paid with the final principal payment in January 2004.

Interest on the variable rate loan is payable monthly.

Based on the terms of the long-term debt, their fair value approximates the recorded amounts.

See Note 8C regarding security.

Future payments of long term loans from banks:


                        2003                                                                $  59,456
                        2004                                                                   33,845
                        2005                                                                   20,046
                                                                                            ---------
                                                                                            $ 113,347
                                                                                            =========


                                      F18

                                VOICE DIARY INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - LIABILITIES FOR SEVERANCE PAY

     The Subsidiary is subject to certain Israeli law and labor agreements that determine the obligations of the Subsidiary to make severance payments to dismissed employees and to employees leaving employment under certain other circumstances. The obligation for severance pay benefits, as determined by Israeli law, is based upon length of service and the employee's most recent salary. This obligation is funded, in part, by the purchase of managers' insurance policies from insurance companies.

NOTE 8 - COMMITMENTS & CONTINGENCIES

     A. ROYALTIES

          1. In accordance with agreements for financing research and development with the Office of the Chief Scientist of the Government of Israel ("O.C.S."), the Subsidiary undertook to pay royalties at a rate of 3.5 % of the revenues from the sale of products developed under the research and development programs, up to the amount of the financing received. An accrual for the aforementioned royalties has been recorded in the financial statements.

          2. In June 30, 2002 the Subsidiary signed an agreement with Aryt Industries Ltd (Subsidiary's former parent company) ("Aryt") (see
               Note 17). The Subsidiary undertook to pay to Aryt royalties from the sales of the Subsidiary's products up to an aggregate amount of $751,000, in exchange for the cancellation by Aryt of all of its rights, title and interest in and to any obligation of the Subsidiary or any other entity on its behalf. The rate of the royalties shall be as follows:

               - 10% of the sales of the Subsidiary's products, until the earlier to occur of: (i) the lapse of 3 years following the date hereof, or (ii) such time as the aggregate sum paid by the Subsidiary pursuant to the terms amounts to $250,000 (the term during which this 10% royalty rate is applicable shall be hereinafter referred to as the "First Term").

               - 6% of the sales of the Subsidiary's products, commencing at the end of the First Term and ending on the earlier to occur of: (i) the lapse of 2 years following the end of the First Term, or (ii) such time as the aggregate sum paid by Subsidiary amounts to $500,000 cumulatively (the term during which this 6% royalty rate is applicable shall be hereinafter referred to as the "Second Term").

               - 1% of the sales of the Subsidiary's products, commencing at the end of the Second Term and ending on the earlier to occur of: (i) the lapse of 2 years following the end of the Second Term, or (ii) such time as the aggregate sum paid by the Subsidiary amounts to $751,000 cumulatively.

          The Subsidiary recorded a provision for the royalties in the financial statements.

                                      F19

                                VOICE DIARY INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - COMMITMENTS (CONT.)

          B. According to a decision on August 24, 1999 of the O.C.S., the Subsidiary was requested to repay an amount of $40,376 (including interest) to the O.C.S. for amounts received by the Subsidiary in 1998. The Subsidiary recorded a provision in its books for the full amount of this request.

               The Subsidiary has claimed participation by the O.C.S. in research and development expenses for the period from December 1998 to March 1999. The Subsidiary has not recorded a receivable in connection with this claim.

          C.   LIENS

               A floating lien has been placed on all the Subsidiary's assets, securities, notes and other documents in favor of the Israel Industrial Development Bank Ltd. In addition, a $4,400 deposit is security for repayment of a loan received from United Mizrahi Bank Ltd.

          D. OPERATING LEASE

               The Subsidiary has rented 3 vehicles under an operating lease agreement, which expires in 2007.

               Future payments under operating lease:


                    2003                         $ 26,000
                    2004                           26,000
                    2005                           26,000
                    2006                           26,000
                    2007                            1,900
                                                 --------
                                                 $105,900
                                                 ========

                                      F20

                                VOICE DIARY INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - COMMITMENTS (CONT.)

               E. PURCHASE COMMITMENT

                    In June 2002, a subcontracting agreement between Reshef (a subsidiary of Aryt) and the Subsidiary, that was previously in effect, was replaced by a manufacturing arrangement under which Reshef will manufacture 2,200 Voice Diary IMP units for the Subsidiary in batches of 550 units each and the Subsidiary will pay for each batch upon receipt. The price per unit is approximately $60. In the first stage, the Subsidiary ordered the manufacture of a batch of 550 units out of the total quantity in the manufacturing arrangement. The cost of the first batch amounts to approximately $25,000. This first batch of 550 units was supplied to the Subsidiary subsequent to the balance sheet date. Each supply of an additional batch of 550 units will be conditional upon payment by the Subsidiary for the previous batch.

                    In February 2003 Reshef closed its manufacturing plant and terminated all of the plant's employees. The components that Reshef holds for the manufacturing of the Subsidiary's product is held at the plant that was closed down. It is possible that Reshef will not carry out the next manufacturing runs of the Subsidiary's products or furnish the components to the Subsidiary. Since some components that are held by Reshef are not available elsewhere, there is the risk that the Subsidiary will not be able to manufacture the Voice Diary IMP units in its present design. Subsidiary's ability to redesign the unit around generally available
                    components   is  not  assured  since  at  present  time  the
                    Subsidiary has no funds necessary to carry out such an undertaking.



                                      F21

                                VOICE DIARY INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - SHAREHOLDERS' DEFICIENCY

A. General

The total number of shares of the Company at December 31, 2002 is as follows:

                                                             AUTHORIZED           ISSUED AND OUTSTANDING
                                                             ----------           ----------------------
                      Class A Common Stock                   10,000,000                      634,863
                                                             ============                   ==========
                      Class B Common Stock                      10,000                         2,400
                                                             ============                   ==========



Each share has a par value of $0.01. Each share of Class B Common Stock is convertible at any time at the option of its holder or holders and for no additional consideration into such number of fully paid and non-assessable shares of Class A Common Stock as shall equal the quotient obtained by dividing the number of shares of Class A Common Stock outstanding at the close of business on the day immediately preceding the date the conversion notice is received by the Company, by 7,600.

The shares of Class A and Class B Common Stock confer to holders the right to receive notice to participate and vote in general meetings of the Company and the right to receive dividends, if declared.

The holders of Class A and Class B Common Stock shall vote and participate ratably in dividends as a single class. Each share of Class A Common Stock entitles its holder to one vote and each share of Class B Common Stock entitles its holder to such number of votes as shall equal the number of whole shares of Class A Common Stock into which such share of Class B Common Stock is convertible. Each share of Class A Common Stock participates in dividends as one share of a single class and each share of Class B Common Stock participates in dividends as the whole number shares of Class A Common Stock into which such share of Class B Common Stock is convertible. The shares of Class B Common Stock have the right to appoint one director.


The Company has not adopted a stock option plan.



                                      F22

                                VOICE DIARY INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - SHAREHOLDERS' DEFICIENCY (CONT.)

              A.    GENERAL (CONT.)

               A summary of the status of the Subsidiary's stock options as of December 31, 2002, 2001 and 2000, and of changes during the periods then ended, is presented below:


                                                December 31,
                                   ------------------------------------------
                                                                     Exercise
                                   2 0 0 2     2 0 0 1    2 0 0 0      price
                                   -------     -------    -------    --------
Outstanding at beginning of year    42,414      67,595      65,127     $ 0
Granted during year                 20,614          --     236,458     $ 0
Exercised during year                 --       (25,181)   (233,990)    $ 0
Forfeited during year               (2,866)         --          --     $ 0
                                    ------      -------    --------    ---
Outstanding at end of year          60,162      42,414      67,595     $ 0
                                    ======      =======    ========    ===
Weighted average fair value of
options granted during the year     $ 1.21                 $  0.25
                                    ======                 =======


     Subsequent to the balance sheet date the Company issued shares of the Company in exchange for 59,295 subsidiary's stock options (see Note 18).

     B. ISSUANCE OF SHARE CAPITAL AND OPTIONS

     1. In June and July 2002, the Company acquired approximately 99% of the outstanding shares of the Subsidiary. Under generally accepted accounting principles, the transaction was accounted for as a reorganization under common control. The shares of Common Stock were exchanged for shares of Class A Common Stock and shares of Preferred Stock were exchanged for shares of Class B Common Stock.

     2. During the period from its inception through 1998, the Subsidiary issued 120,640 shares of Common Stock to 29 investors at a price per share ranging from $3 to $38.

     3. On October 17, 1999, the Subsidiary issued 7,630 shares of Common Stock to three investors in consideration of $21,936.

     4. In 1999, the Subsidiary issued 53,990 options to the CEO and 9,937 options to two other employees. The options are convertible to shares of Common Stock with no exercise price and in consideration for waiving their salaries for 1999. The value of the options, totaling $ 199,864, was estimated by the Subsidiary at a price of $3 per option based on the last share placement price. That amount was charged to operations.

     5. In 2000, the Subsidiary issued 180,000 options to the CEO and 31,633 options to two additional employees. The options are convertible to shares of Common Stock for no exercise price and in consideration for waiving their salaries for 2000. The value of the options, totaling $50,391, was estimated by the Subsidiary at a price of $0.25 per options based on the last share placement price. That amount was charged to operations.

                                      F23

                                VOICE DIARY INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

     NOTE 9 - SHAREHOLDERS' DEFICIENCY (CONT.)

     6. On November 1, 2000, the Subsidiary issued 213,718 shares of Common Stock to two investors in consideration for $53,629.

     7.   On December 1, 2000,  the  Subsidiary  issued 300,000 shares of Common
          Stock to a related party pursuant to a financing agreement in consideration for a credit line of $150,000. The value of the shares of Common Stock, totaling $74,039, was estimated by the Subsidiary using an average price of $0.25 per share and was charged to operations.

     8. On December 1, 2000, the Subsidiary issued 2,400 shares of Preferred Stock to the CEO in consideration of 233,990 options.

     9. During 2000, the Subsidiary issued 24,825 options to suppliers in consideration or services rendered to the Subsidiary. The options are convertible to shares of Common Stock with no exercise price. The value of the options, totaling $30,145, was estimated by the Subsidiary based on the fair value of the services rendered. That amount was charged to operations.

     10. In February 2002, Aryt Industries Ltd (the Subsidiary's former parent company) ("Aryt") granted a credit line of $425,000 to the Subsidiary to be available throughout 2002. In consideration, the Subsidiary issued 98,249 shares to Aryt. Deferred compensation cost in the amount of $196,498 was calculated based on the price and number of shares issued to Aryt in consideration for the credit line. On June 30, 2002 the credit line was terminated and, accordingly, 50% of the abovementioned amount ($98,249) was charged to operations.

     11. On February 13, 2002, the Subsidiary issued 65,177 shares Common Stock to a related party for consideration of $65,177.

     12. On June 30, 2002, Aryt, the Subsidiary's principal shareholder, decided to waive all of its rights pertaining to its shares of the Subsidiary and to sell its shareholdings to the Company for total consideration of $1. On June 30, 2002, Aryt, the Subsidiary's principal shareholder, waived debt in the amount of $649,289 previously included in short-term loans from Related Party. The amount has been included in additional paid in capital (see Note 17).

     13. In December 2002 the Company acquired 13,946 shares of the Subsidiary representing 0.37% from the share capital of the Subsidiary for total consideration of $0.2.

     14. In December 2002, the Subsidiary issued 20,614 options to a supplier in consideration for services rendered to the Subsidiary. The options are convertible to shares of Common Stock with no exercise price. The value of the options, totaling $25,000, was estimated by the Subsidiary based on the fair value of the services rendered. That amount was charged to operations.

                                      F24

                                VOICE DIARY INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10  -  REVENUES

A. Main customers:
                                       Year ended December 31
                                      ------------------------
                                       2 0 0 2      2 0 0 1
                                      --------      -------
     Customers:
        A                             $16,573      $      --
                                      =======      =========
        B                             $    --      $  43,244
                                      =======      =========
        C                             $    --      $  42,290
                                      =======      =========
        D                             $    --      $  17,187
                                      =======      =========
B. Data by geographical regions:
                                         Year ended December 31
                                      -------------------------
                                       2 0 0 2         2 0 0 1
                                      -------         ---------
    Sales distribution, by target market:
       Israel                        $31,640        $  2,354
       U.S.A.                            651          43,244
       Europe                          1,711          60,510
       Australia                          --           3,855
                                     --------       --------
                                     $34,002        $109,963
                                     ========       ========

                                      F25

                                VOICE DIARY INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - COST OF REVENUES


                                                                                                                  CUMULATIVE FROM
                                                                                                                  OCTOBER 1, 1993
                                                                                                                      (DATE OF
                                                                                                                    COMMENCEMENT
                                                                                                                   OF OPERATIONS)
                                                                              YEAR ENDED DECEMBER 31              TO DECEMBER 31,
                                                                       2 0 0 2     2 0 0 1         2 0 0 0              2 0 0 2
                                                                      ---------    -------         --------       ---------------

           Materials                                                $ 12,751     $  63,985         $  2,936        $ 382,302
           Salaries and related  expenses                             30,924        13,347            9,041           73,475
           Sub-contractors                                                --            --               --           50,783
           Non-cash compensation expenses                                 --            --            5,391           20,025
           Other                                                      15,734         3,704            1,555           54,657
                                                                    --------     ---------         --------        ---------
                                                                      59,409        81,036           18,923          581,242
           Decrease in inventory of
             work in progress and
             finished goods                                              --             --              139              --
                                                                    --------     ---------         --------        --------
                                                                    $ 59,409     $  81,036         $ 19,062        $581,242
                                                                    ========     =========         ========        ========

NOTE 12 - RESEARCH AND DEVELOPMENTS EXPENSES


                                                                                                                  CUMULATIVE FROM
                                                                                                                  OCTOBER 1, 1993
                                                                                                                      (DATE OF
                                                                                                                    COMMENCEMENT
                                                                                                                   OF OPERATIONS)
                                                                              YEAR ENDED DECEMBER 31              TO DECEMBER 31,
                                                                       2 0 0 2     2 0 0 1         2 0 0 0              2 0 0 2
                                                                      ---------    -------         --------       ---------------


           Salaries and related expenses                            $111,051      $     --         $  6,623            $  874,319
           Sub-contractors                                             6,221       137,127            3,219               387,921
           Materials                                                  10,202        15,000              469                87,598
           Non-cash compensation   expenses                               --            --           30,145                57,004
           Other                                                      15,107        21,989               --               372,958
                                                                    --------      --------         --------             ---------
                                                                     142,581       174,116           40,456             1,779,800
           Less:

           Participation from Government funds                            --            --               --              (704,350)
           Grants received                                                --            --           39,244                39,244
                                                                    --------      --------         --------             ---------
                                                                    $142,581      $174,116         $ 79,700            $1,114,694
                                                                    ========      ========         =========            =========


                                      F26

                                VOICE DIARY INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 - MARKETING, GENERAL AND ADMINISTRATIVE EXPENSES


                                                                                                                  CUMULATIVE FROM
                                                                                                                  OCTOBER 1, 1993
                                                                                                                      (DATE OF
                                                                                                                    COMMENCEMENT
                                                                                                                   OF OPERATIONS)
                                                                          YEAR ENDED DECEMBER 31                  TO DECEMBER 31,
                                                                  ---------------------------------------        ----------------
                                                                  2 0 0 2        2 0 0 1         2 0 0 0              2 0 0 2
                                                                  -------        --------        -------          --------------

           Salaries and related expenses                          $ 114,923        $ 33,280       $      --         $     410,351
           Advertising and marketing costs                           38,842          22,122           2,573               173,922
           Depreciation                                               7,723           2,951          13,503               108,062
           Non-cash compensation expenses                            25,000              --          45,000               231,971
           Professional services                                     65,309          14,178          58,692               182,642
           Office expenses                                            9,945           9,457           4,809               138,473
           Management fees                                           33,333              --              --                81,615
           Car maintenance                                           11,881           3,779           1,827                59,786
           Others                                                    22,180           1,211           9,427                92,468
                                                                  ----------       --------       ---------         -------------
                                                                    329,136          86,978         135,831             1,479,290

           Less: expenses attributed to
                research and development expenses                        --              --              --             (335,861)
                                                                  ----------       --------       ---------         -------------
                                                                  $ 329,136        $ 86,978       $ 135,831         $  1,143,429
                                                                  ==========       =========      =========         =============


NOTE 14 - FINANCIAL EXPENSES


                                                                                                                  CUMULATIVE FROM
                                                                                                                  OCTOBER 1, 1993
                                                                                                                      (DATE OF
                                                                                                                    COMMENCEMENT
                                                                                                                   OF OPERATIONS)
                                                                          YEAR ENDED DECEMBER 31                  TO DECEMBER 31,
                                                                  2 0 0 2         2 0 0 1        2 0 0 0              2 0 0 2
                                                                  -------         -------        -------          ---------------

           Financial expenses to banks                           $    10,613    $  15,083       $  46,758            $  177,163
           Interest to related party                               *  33,465        9,049             472                42,986
           Amortization of debt issuance costs                        98,249          --           70,312               168,561
                                                                 -----------    ----------      ---------            ----------
                                                                 $   142,327    $  24,132       $ 117,542            $  388,710
                                                                 ============   ==========      =========            ==========

* Including financial expenses of $ 18,500 connected with obtaining a credit line.


                                      F27

                                VOICE DIARY INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

  NOTE 15 - INCOME TAXES

     A. The Subsidiary is assessed under the provisions of the Israeli Income Tax Law (Inflationary Adjustments) 1985, pursuant to which results for tax purposes are measured in new Israeli shekels in real terms in accordance with changes in the Israeli consumer price index.

     B. DEFERRED TAXES

          UnderStatement No. 109 of the FASB, deferred tax assets are to be recognized for anticipated tax benefits associated with net operating loss carryforwards and deductible temporary differences. A valuation allowance is recorded if it is more likely than not some or all of the deferred tax assets will not be realized.

                                                  As of December 31
                                              2 0 0 2            2 0 0 1
                                              -------           --------
         Loss carryforwards                   $658,696          $ 528,243
         Other temporary differences             3,907                753
                                              --------          ---------
                                               662,603            528,996
         Less: valuation allowance             662,603            528,996
                                              --------          ---------
                                              $     --          $      --
                                              ========          =========

          The Company has provided for a valuation allowance in respect of all deferred tax benefits resulting from tax loss carryforwards and other temporary differences, due to the uncertainty regarding the realizability of such benefits.

          As of December 31, 2002, the Company and the Subsidiary had carryforward tax losses generated in the U.S. and Israel of approximately $1,793,413 and $87,616 respectively. The Subsidiary's carryforward tax losses are denominated in New Israel Shekels and are linked to the Israeli consumer price index.

     C. TAX ASSESSMENTS

          Neither the Company nor the Subsidiary has been assessed for tax purposes since incorporation.

  NOTE  16 - OTHER INCOME

          In 2002 other income consists of income from consulting services.

                                      F28

                                VOICE DIARY INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

  NOTE 17 - RELATED PARTY TRANSACTIONS
                                                        AS OF DECEMBER 31
                                                --------------------------
                                                 2 0 0 2           2 0 0 1
                                                ---------          -------

        BALANCES OF RELATED PARTIES

        Loans from a related party              $     --         $  357,672
                                            ==============     =============
        Payables and other current
          liabilities -  related parties        $     --         $    4,929
                                            ==============     =============


                                             YEAR ENDED DECEMBER 31
                                  --------------------------------------------
                                  2 0 0 2           2 0 0 1            2 0 0 0
                                  -------           -------            -------


  RELATED PARTIES
  EXPENSES -

  Purchase of materials          $   6,158        $  50,299            $      --
                                 =========        =========            =========
  Sub-contractors                $   9,027        $   8,445            $      --
                                 =========        =========            =========
  Travel expenses                $   3,837        $   1,605            $      --
                                 =========        =========            =========
  Salaries and related expenses  $  59,823        $  33,280            $      --
                                 =========        =========            =========



     1. On June 30, 2002, the Company signed an agreement with Aryt Industries Ltd. (Subsidiary's former parent company) ("Aryt"). Aryt agreed to sell to the Company its entire investment in the Subsidiary (93.8% of the outstanding shares of the Subsidiary) for a total amount of $1. (See Note 9B (12)).

     2. In addition, on June 30, 2002, the Subsidiary signed another agreement with Aryt. The Subsidiary undertook to pay to Aryt royalties on the sales of the Subsidiary's products up to an aggregate amount of $751,000 (see Note 8A), in exchange for the cancellation by Aryt of all of its rights, title and interest in any obligation of the Subsidiary or any other entity on its behalf including a short term debt in the amount of $649,289. The short-term debt was cancelled and recorded to "additional paid-in capital".

     3. In February 2002, Aryt granted a credit line of $425,000 to the Subsidiary, to be available throughout 2002. On June 30, 2002 the credit line was terminated (see Note 9B(10)).


                                      F29

                                VOICE DIARY INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18 - SUBSEQUENT EVENT

          In January 2003, five option holders of the Subsidiary exercised 59,295 options for 59,295 shares of the Subsidiary. The options had no exercise price. On January 6, 2003 the Company issued 72,000 shares of Class A Common Stock in consideration for those 59,295 shares of Subsidiary's Common Stock.







                                      F30

                                VOICE DIARY INC.
                          (A DEVELOPMENT-STAGE COMPANY)
             UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                            March 31           December 31
                                                                                         ----------------     --------------
                                                                                             2 0 0 3             2 0 0 2
                                                                                         ----------------     --------------
CURRENT ASSETS
---------------
Cash and cash equivalents                                                                    $ 10,059            $ 13,019
Trade accounts receivable                                                                      33,194               3,309
 Other receivables and prepaid expenses                                                        12,120              10,004
 Inventory                                                                                     11,777                  --
                                                                                         ----------------     --------------
                                                                                               67,150              26,332
                                                                                         ----------------     --------------

FIXED ASSETS
------------
Equipment                                                                                     142,552             142,552
Less: accumulated deprecation                                                                 107,130             104,959
                                                                                         ----------------     --------------
                                                                                               35,422              37,593
                                                                                         ----------------     --------------
                                                                                            $ 102,572            $ 63,925
                                                                                         ================     ==============
CURRENT LIABILITIES
--------------------
Short-term bank borrowings and current portion of long term debt                            $  75,757            $ 71,554
Trade accounts payable                                                                         56,985              37,447
Accrued expenses                                                                              234,378             220,886
Bridge loan                                                                                    62,410              47,975
Other payables                                                                                 96,391             103,227
                                                                                         ----------------     --------------
                                                                                              525,921             481,089
                                                                                         ----------------     --------------
LONG TERM LIABILITIES
---------------------
Long term loans from banks                                                                     45,382              53,891
Liabilities for severance pay                                                                   6,858               6,216
                                                                                         ----------------     --------------
                                                                                               52,240              60,107
                                                                                         ----------------     --------------

SHAREHOLDERS' DEFICIENCY
-------------------------
Common Stock:
  Shares of Class A Common Stock $0.01 par value
  (Authorized -10,000,000 shares as of March 31, 2003 and December 31, 2002
 Issued and Outstanding - 706,863 shares as of March 31, 2003 and 634,863
shares as of December 31, 2002)                                                                 7,069               6,349
  Shares of Class B Common Stock $ 0.01 par value
  (Authorized  - 10,000  shares,  Issued and  Outstanding  - 2,400 shares as of
  March 31, 2003 and December 31, 2002)                                                            24                  24
Additional paid-in capital                                                                  2,041,500           2,042,220
Deficit accumulated during the development stage                                           (2,524,182)        (2,525,864)
                                                                                         ----------------     --------------
                                                                                             (475,589)          (477,271)
                                                                                         ----------------     --------------

                                                                                            $ 102,572           $  63,925
                                                                                         ================     ==============

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements



                                VOICE DIARY INC.
                          (A DEVELOPMENT-STAGE COMPANY)
        UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                                                   Cumulative from
                                                                                                   October 1, 1993
                                                                                                      (date of
                                                                                                    commencement
                                                            Three months ended                     of operations)
                                                                 March 31                            to March 31
                                                    -------------------------------------        -------------------
                                                       2 0 0 3              2 0 0 2                   2 0 0 3
                                                    ------------------   ----------------        -------------------

Revenues                                                 $ 71,611            $   7,519                $    712,574

Cost of revenues                                           37,060               15,210                     618,302
                                                    ------------------   ----------------        -------------------

Gross profit (loss)                                        34,551              (7,691)                      94,272

Operating costs and expenses

Research and development expenses                           4,305              67,750                    1,118,999

 Marketing, general and
  administrative expenses                                  33,602              82,886                    1,177,031
                                                    ------------------   ----------------        -------------------

 Operating loss                                           (3,356)            (158,327)                 (2,201,758)

 Financial expenses                                         2,078               99,593                     390,788

 Financial income                                              --                (200)                    (30,162)

 Other income, net                                        (7,116)                   --                    (38,202)
                                                    ------------------   ----------------        -------------------

 Net income (loss) for the period                        $  1,682          $ (257,720)              $    (2,524,182)
                                                     =================   =================       ===================
 Earnings (loss) per share:
 Basic and diluted                                       $     --          $    (0.08)
                                                     =================   =================


Weighted average number
  of shares used in
  computing basic and
  diluted loss per share                                2,380,799            3,041,041
                                                     =================   =================




The accompanying notes are an integral part of the unaudited condensed consolidated financial statements



                                VOICE DIARY INC.
                          (A DEVELOPMENT-STAGE COMPANY)
        UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                        Cumulative from
                                                                                                        October 1, 1993
                                                                                                           (date of
                                                                                                         commencement
                                                                        Three months ended              of operations)
                                                                             March 31                     to March 31
                                                                  ----------------------------------   -----------------
                                                                     2 0 0 3          2 0 0 2              2 0 0 3
                                                                  ----------------- ----------------   -----------------

 CASH FLOWS -  OPERATING ACTIVITIES
 Net income (loss) for the period                                     $    1,682     $  (257,720)        $   (2,524,182)
 Adjustments to reconcile net income (loss)
   to net cash used in operating activities (Appendix A)                (13,351)         (26,648)               930,810
                                                                  ----------------- ----------------   -----------------
 Net cash used in operating
   Activities                                                           (11,669)        (284,368)           (1,593,372)
                                                                  ----------------- ----------------   -----------------

 CASH FLOWS -
 INVESTING ACTIVITIES
 Proceeds from sale of fixed assets                                           --               --                 2,503
 Purchase of fixed assets                                                     --         (28,742)             (156,239)
                                                                  ----------------- ----------------   -----------------
 Net cash used in investing activities                                        --         (28,742)             (153,736)
                                                                  ----------------- ----------------   -----------------

 CASH FLOWS - FINANCING ACTIVITIES
 Repayment of long-term loans                                            (5,993)          (2,308)              (99,498)
 Proceeds from long-term loans                                                --               --               210,858
 Short-term bank credit, net                                                 267            9,856                12,365
 Short-term loans from Related Party                                          --          146,355               649,289
 Bridge loan                                                              14,435               --                62,410
 Issuance of shares                                                           --          65,177                921,743
                                                                  ----------------- ----------------   -----------------
 Net cash provided by financing activities                                 8,709         219,080              1,757,167
                                                                  ----------------- ----------------   -----------------

 Increase (decrease) in cash and cash equivalents                        (2,960)         (94,030)                10,059

 Cash and cash equivalents - beginning of period                          13,019          117,805                    --
                                                                  ----------------- ----------------   -----------------
 Cash and cash equivalents - end of period                            $   10,059       $   23,775         $      10,059
                                                                  ================= =================  =================



The accompanying notes are an integral part of the unaudited condensed consolidated financial statements

                                VOICE DIARY INC.
                          (A DEVELOPMENT-STAGE COMPANY)
        UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                                                        Cumulative from
                                                                                                        October 1, 1993
                                                                                                           (date of
                                                                                                         commencement
                                                                        Three months ended              of operations)
                                                                             March 31                     to March 31
                                                                  ----------------------------------    -----------------
                                                                     2 0 0 3          2 0 0 2              2 0 0 3
                                                                  --------------- ------------------    -----------------
 Appendix A -
--------------
   Adjustments to reconcile loss to net
   cash from operating activities

 Income and expense items not
   involving cash flows:
 Depreciation and amortization                                       $     2,171    $       1,336        $      120,042
 Exchange-rate (gain) loss                                                 1,420           (3,264)              (2,586)
 Liabilities for severance pay                                               642            5,395                 6,858
 Gain on sale of fixed assets                                                 --                --              (1,728)
 Non-cash compensation expenses                                               --            98,249              477,561
                                                                  --------------- ------------------    -----------------
                                                                           4,233          101,716               600,147
                                                                  --------------- ------------------    -----------------

 Changes in operating assets and liabilities:
 Decrease (increase) in trade accounts receivable                       (29,885)            8,119              (33,194)
 Decrease (increase) in receivables and other current assets             (2,116)            1,725              (12,120)
 Increase in inventories                                                (11,777)                --             (11,777)
 Increase (decrease) in trade accounts payable                            19,538         (140,073)               56,985
 Increase in payables and other current liabilities                        6,656            1,865               330,769
                                                                  --------------- ------------------    -----------------
                                                                        (17,584)         (128,364)              330,663
                                                                  --------------- ------------------    -----------------
                                                                     $  (13,351)    $     (26,648)        $     930,810
                                                                  =============== ==================    =================
 Appendix B -
---------------
 Non cash transactions
 Waiver of loan by principal
   shareholder  in exchange for
   rights to royalties                                               $        --    $           --        $     649,289
                                                                  =============== ==================    =================

 Supplemental disclosure of cash flow
   information:
 Cash paid during the period for:
 Interest                                                             $      500    $        1,960        $      140,506
                                                                  =============== ==================    =================

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements

                                VOICE DIARY INC.
                          (A DEVELOPMENT-STAGE COMPANY)
       UNAUDITED NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -         BASIS OF PRESENTATION
                 ---------------------

                 Voice Diary Inc. ("the Company") was incorporated in the State of Delaware on February 26, 2002. In June 2002, the Company acquired approximately 99% of the outstanding shares of Voice Diary Ltd., an Israeli corporation ("the Subsidiary"), through an exchange of shares of the Company with former shareholders of the Subsidiary. Under generally accepted accounting principles, the transaction was accounted for as a reorganization under common control and accordingly, the financial statements represent the consolidated financial position, operating results and cash flows of the Company and the Subsidiary for all periods from inception of the Subsidiary. The Subsidiary began its operations in 1993 and has been in the development stage since then.

                 The accompanying unaudited condensed consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, this form 10-QSB does not include all of the information required by GAAP for complete financial statements. Management believes that the accompanying unaudited condensed consolidated financial statements reflect all adjustments which, in the opinion of management, are considered necessary for a fair presentation of the financial condition and results of operations for the interim periods presented. All adjustments made were of a normal and recurring nature. Operating results for the three months ended March 31, 2003 are not necessarily indicative of the results that may be expected for the year ended December 31, 2003. These unaudited interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes there to, included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002.

NOTE 2 -         GOING CONCERN
                 -------------
                 The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company's accumulated deficit as of March 31, 2003 of $2,524,182 and working capital deficit as of March 31, 2003 of $458,771 raise substantial doubt about its ability to continue as a going concern.

                 The ability of the Company to continue as a going concern is dependent upon the successful completion of the Company's development program and, ultimately, the attainment of profitable operations which are contingent upon future events, including maintaining adequate financing to fulfill its development activities, and achieving a level of sales adequate to support the Company's expense structure.

                 The Company plans to meet its obligations by entering into installment arrangements, deferring payments until future financing is obtained and/or by settlements with creditors and by obtaining financing from new investors.

                                VOICE DIARY INC.
                          (A DEVELOPMENT-STAGE COMPANY)
       UNAUDITED NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 -      RECENT ACCOUNTING PRONOUNCEMENTS
              --------------------------------
              In January 2003, FIN 46 "Consolidation of Variable Interest Entities" was issued. FIN 46 is an interpretation of Accounting Research Bulletin No. 51, "Consolidated Financial Statements", which addresses consolidation by enterprises of variable interest entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional support from other parties. FIN 46 applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest after that date, with respect to variable interest entities, if any, in which the Company holds a variable interest acquired before February 1, 2003. The guidance in FIN 46 will be in effect for the Company's financial statements beginning July 1, 2003. Management does not expect that adoption of FIN 46 will have material impact on its financial statements.

NOTE 4 -       SUBSEQUENT EVENTS
               -------------------

          1.   In May  2003,  The  Company  issued  2,019,604  shares of Class A common stock to two new shareholders in consideration for $100,000. These shares represent _74_% of the ownership in the Company. The financial statements as of March 31, 2003 include a $62,410 bridge loan from Nir-Or, a company jointly owned and controlled by the new shareholders, which was assigned, subsequent to the balance sheet date, to those shareholders for use as partial offset of the $100,000 consideration. The balance was paid subsequent to the balance sheet date. Earnings (loss) per share for all reported periods has been retroactively adjusted to reflect this issuance.

          2. The Company intends to file a Registration Statement on Form SB-2 for the issuance of 2,400,000 shares of Class A Common Stock to be offered by the Company, and for the offering of 2,726,470 shares of Class A Common Stock by selling stockholders, for the registration of 1,000,000 shares of Class A Common Stock to be offered to employees and suppliers under a stock option plan and the registration of 1,618,885 shares of Class A Common Stock to be issued upon conversion of the Class B Common Stock

          3. On May 13, 2003, the Company's Board of Directors approved the Company's 2003 Stock Option Plan, for the grant of stock options and stock purchase rights to employees and to service providers and incentive stock options to employees ("the plan"). The maximum aggregate number of shares subject to the plan is 1,000,000 shares of common stock. The options are subject to the provisions of Section 102 of the Israeli Tax Ordinance, or
               Section 3(i) of the Ordinance, as applicable. The options and rights and the underlying shares are subject to certain limitations as detailed in the plan. The stock purchase rights agreement may grant the Company a repurchase option exercisable upon termination of the purchaser's service with the Company. In the case of certain mergers or acquisitions, unvested options will fully vest, in the event that the successor company will refuse to assume or substitute the award.

               The Company has not yet granted any options or rights under this plan.

                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our by laws provide that we shall indemnify our controlling persons, officers, directors, employees and agents to the fullest extent permitted under
Section 145 of the Delaware General Corporation Law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to any provisions contained in our Certificate of Incorporation, or Bylaws, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Voice Diary Inc. in connection with the sale of the common stock being registered. All amounts are estimated except the SEC Registration Fee.

-------------------------------------------------------------------
SEC Registration Fee                             $   518
-------------------------------------------------------------------
EDGAR Conversion Fees                            $ 2,500
-------------------------------------------------------------------
Blue Sky Qualification Fees and Expenses         $ 7,500
-------------------------------------------------------------------
Accounting Fees and Expenses                     $25,000
-------------------------------------------------------------------
Legal Fees and Expenses                          $15,000
-------------------------------------------------------------------
Printing and Engraving                           $ 1,000
-------------------------------------------------------------------
Stock Transfer Agent                             $ 3,000
-------------------------------------------------------------------
Miscellaneous                                    $ 9,482
-------------------------------------------------------------------
Total                                            $64,000
-------------------------------------------------------------------


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

     In 2000, VDL issued 180,000 options to the CEO and 31,633 options to two additional employees. The options were convertible into shares of Common Stock for no exercise price and in consideration for waiving their salaries for 2000. The value of the options, totaling $50,391, was estimated by the company at a price of $0.25 per option based on the last share placement price. That amount was charged to operations.

     On November 1, 2000, VDL issued 213,718 shares of Common Stock to two investors in consideration for $53,629.

     On December 1, 2000, VDL issued 300,000 shares of Common Stock to a related party pursuant to a financing agreement in consideration for a credit line of $150,000. The value of the shares of Common Stock, totaling $74,039, was estimated by the company using an average price of $0.25 per share and was charged to operations.

     On December 1, 2000, VDL issued 2,400 shares of Preferred Stock to the CEO in consideration of 233,990 options.

     During 2000, VDL issued 24,825 options to suppliers in consideration for services rendered to the Subsidiary. The options were convertible to shares of Common Stock with no exercise price. The value of the options, totaling $30,145, was estimated by the Subsidiary based on fair value of the services rendered. That amount was charged to operations.

     In February 2002, Aryt Industries Ltd (VDL's former parent company) ("Aryt") granted a credit line of $425,000 to VDL (now a subsidiary of the Company) that was available throughout 2002. In consideration, VDL issued 98,249 shares to Aryt.

     On June 30, 2002 the credit line was terminated and, accordingly, 50% of the abovementioned amount ($98,249) was charged to operations.

     On February 13, 2002, VDL issued 65,177 shares Common Stock to Aryt for consideration of $65,177.

     On June 30, 2002, Aryt, VDL's principal shareholder, decided to waive all of its rights pertaining to its shares of VDL and to sell its shareholdings to the Company for total consideration of $1.00.

     On December 2002 the Company acquired 13,946 shares of VDL representing 0.37% from the share capital of VDL for total consideration of $0.2.

     On December 2002, VDL issued 20,614 options to supplier in consideration for services rendered to it. The options were convertible to shares of Common Stock with no exercise price. The value of the options, totaling $25,000, was estimated by the VDL based on fair value of the services rendered. That amount was charged to operations.

     On January 2003 all the optionees (except one who gave up his options) converted their options to shares of VDL and then transferred their shares to Voice Diary Options Limited Partnership ("VDO"). On January 2003 VDO exchanged its shares in VDL for 72,000 shares in VDI.

     On May 9, 2003, we issued 1,346,405 shares to Nathan Tarter for $66,667, and 673,202 shares to Ofer Yonach for $33,333 pursuant to Regulation S. Messrs. Tarter and Yonach are the owners and directors of Nir Or and are non-US citizens who are accredited investors. See the liquidity section regarding the method of payment for said shares.


ITEM 27. EXHIBITS.

The following exhibits are filed as part of this Registration Statement:



NUMBER                     DESCRIPTION

3.1      Certificate of Incorporation of the Company.*
3.2      Certificate of Amendment of the Certificate of Incorporation of the Company
3.3      By-laws of the Company.*
4.1      Form of Class A Common Stock Certificate.
5.1      Opinion Regarding Legality.
10.1     Employment Agreement dated July 3, 2002 between Arie Hinkis and the Company.*
10.2     Employment Agreement dated March 14, 2001 between VDL and Arie Hinkis*
10.3     Share Purchase Agreement between the Company and Aryt, dated June 30, 2002.*

10.4     Share Purchase Agreement between the Company and Seed Money Holding
         (Voice Diary) LP, dated July 2, 2002.*
10.5     Share Purchase Agreement between the Company and Arie Hinkis, dated July 2, 2002 (Class B Common Stock).*
10.6     Loan Agreement between VDL and Bank for the Development of Industry in Israel Ltd., dated September 8, 2001.*
10.7     Royalty Agreement between Aryt and VDL, dated as of June 30, 2002.*
10.8     Share Purchase Agreement between the Company and Robogroup T.E.K. Ltd., dated September 4, 2002.*
10.9     Share Purchase Agreement between the Company and Arie Hinkis, dated July 2, 2002 (Class A Common Stock).*
10.10    Share Purchase Agreement between the Company and Voice Diary Options, LP dated January 6, 2003
10.11    Share Purchase Agreement between the Company and Nathan Tarter, dated May 9, 2003.
10.12    Share Purchase Agreement between the Company and Ofer Yonach, dated May 9, 2003.
10.13    2003 Stock Option Plan
21.      Subsidiaries of the Registrant:

                  Name                  Jurisdiction of Formation Percentage Ownership
                  ----                  ------------------------- --------------------
                  Voice Diary Ltd.      Israel                             99.81%

23.1              Consent of Expert
24.1              Consent of Counsel.
--------------------------------------------------------------------------------------

* Previously filed with our Form 10 filed October 7, 2002, as amended February 3, 2003

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Certificate of Incorporation, the Amendment to our Certificate of Incorporation and By-Laws.



Item 28. Undertakings.

A.       The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement; and

(iii)To  include  any  material   information   with  respect  to  the  plan  of
     distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

C. The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, on May 15, 2003.


                                  VOICE DIARY, INC.


                                  By:
                                      -----------------------------------
                                      Arie Hinkis
                                      President, Chief Financial Officer,
                                      Secretary and Director


     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


May 15, 2003                                -----------------------
                                            Nathan Tarter, Director

                      As filed with the SEC on May 15, 2003

                       SEC Registration No. _____________




                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    EXHIBITS

                                       TO

                       REGISTRATION STATEMENT ON FORM SB-2

                                      UNDER

                           THE SECURITIES ACT OF 1933


                                VOICE DIARY, INC.


   (Consecutively numbered pages __ through __ of this Registration Statement)

EXHIBITS

The following exhibits are filed as part of this Registration Statement:

NUMBER                     DESCRIPTION
------                     -----------
3.1      Certificate of Incorporation of the Company.*
3.2      Certificate of Amendment of the Certificate of Incorporation of the Company
3.3      By-laws of the Company.*
4.1      Form of Class A Common Stock Certificate.
5.1      Opinion Regarding Legality.
10.1     Employment Agreement dated July 3, 2002 between Arie Hinkis and the Company.*
10.2     Employment Agreement dated March 14, 2001 between VDL and Arie Hinkis*
10.3     Share Purchase Agreement between the Company and Aryt, dated June 30, 2002.*
10.4     Share Purchase Agreement between the Company and Seed Money Holding
         (Voice Diary) LP, dated July 2, 2002.*
10.5     Share Purchase Agreement between the Company and Arie Hinkis, dated July 2, 2002 (Class B Common Stock).*
10.6     Loan Agreement between VDL and Bank for the Development of Industry in Israel Ltd., dated September 8, 2001.*
10.7     Royalty Agreement between Aryt and VDL, dated as of June 30, 2002.*
10.8     Share Purchase Agreement between the Company and Robogroup T.E.K. Ltd., dated September 4, 2002.*
10.9     Share Purchase Agreement between the Company and Arie Hinkis, dated July 2, 2002 (Class A Common Stock).*
10.10    Share purchase Agreement between the Company and Voice Diary Options LP, dated January 6, 2003.
10.11    Share Purchase Agreement between the Company and Nathan Tarter, dated May 9, 2003.
10.12    Share Purchase Agreement between the Company and Ofer Yonach, dated May 9, 2003.
10.13    2003 Stock Option Plan
21.      Subsidiaries of the Registrant:


     NAME              JURISDICTION OF FORMATION PERCENTAGE OWNERSHIP
     ----              ------------------------- --------------------
     Voice Diary Ltd.  Israel                             99.81%
23.1                       Consent of Expert
24.1                       Consent of Counsel.
----------------------------------------------------------------------



* Previously filed with our Form 10 filed October 7, 2002, as amended February 3, 2003

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Certificate of Incorporation, the Amendment to our Certificate of Incorporation and By-Laws.